SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Proxy Statement

For the 2012 Annual Meeting

of Shareholders

Meeting Date

April 17, 2012

11 a.m. (Central Time)

Meeting Place

Minneapolis Convention Center

Room 200

1301 Second Avenue South

Minneapolis, Minnesota

800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

March 9, 2012

Dear Shareholders:

We are pleased to invite you to our 2012 annual meeting of shareholders to be held on Tuesday, April 17, 2012, at 11:00 a.m., Central time, in Room 200 at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota. At this year’s meeting, you will hear a report on matters of current interest to our shareholders and be asked to vote on the items described in the proxy statement.

We hope you will be able to attend the meeting. However, even if you are planning to attend the meeting in person, we strongly encourage you to vote by Internet or telephone or complete, sign and return your proxy card prior to the meeting. This will ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting and contains additional information about the business to be conducted at the meeting. Please read it carefully.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. Instructions on how to access the replay are included in the attached proxy statement.

Every shareholder vote is important. To ensure your vote is counted at the annual meeting, please vote as promptly as possible.

Thank you for your ongoing support of U.S. Bancorp. We look forward to seeing you at the annual meeting.

Sincerely,

Richard K. Davis

Chairman, President and Chief Executive Officer

800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF U.S. BANCORP

Date and Time:	Tuesday, April 17, 2012, at 11:00 a.m., Central time

Place:	Minneapolis Convention Center

Room 200

1301 Second Avenue South

Minneapolis, Minnesota 55403

Items of Business:	1. The election of 14 directors, each for a one-year term.

2.	The ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2012.

3.	An advisory vote to approve the compensation of our executives disclosed in this proxy statement.

4.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 21, 2012.

Voting by Proxy:	It is important that your shares be represented and voted at the meeting. You may vote your shares by Internet or telephone by no later than 11:59 p.m., Eastern time, on April 16, 2012 (or April 12, 2012, for shares held in the U.S. Bank 401(k) Savings Plan), as directed on the enclosed proxy card. You may also complete, sign and return the enclosed proxy card by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone in order to reduce mailing and handling expenses.

By Order of the Board of Directors

Lee R. Mitau

Secretary

March 9, 2012

PROXY STATEMENT TABLE OF CONTENTS

Questions and Answers About the Annual Meeting and Voting

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 17, 2012, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or made available to shareholders on or about March 9, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. Management will also report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders.

What is a proxy statement?

It is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange (the “NYSE”).

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote at the meeting?

The Board has set February 21, 2012, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 21, 2012, you are entitled to vote at the meeting. As of the record date, 1,906,535,626 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,906,535,626 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

>	you have properly submitted a proxy vote by mail, Internet or telephone, even if you abstain from voting on one or more matters;

>	you are present and vote in person at the meeting; or

>

you hold your shares in street name (as discussed below) and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Richard K. Davis and Lee R. Mitau, have been designated as the proxies to cast the votes of our shareholders at our 2012 annual meeting of shareholders.

U.S. Bancorp 2012 Proxy Statement	1

Questions and Answers About the Annual Meeting and Voting

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

>	electronically, using the Internet;

>	over the telephone by calling a toll-free number; or

>	by completing, signing and mailing the printed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by Internet or telephone. The procedures have been designed:

>	to authenticate your identity;

>	to allow you to give voting instructions; and

>	to confirm that those instructions have been recorded properly.

If you are a shareholder of record and you would like to submit your proxy vote by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction form for you to use in directing the broker, bank, trust or nominee how to vote your shares. Internet and telephone voting are also encouraged for shareholders who hold their shares in street name.

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?

If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

2	U.S. Bancorp 2012 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

What if I hold my shares in street name and do not provide voting instructions?

If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal.

What vote is required and what is the effect of abstentions?

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board of Directors and on the other proposals. The following table summarizes for each proposal the votes required for approval of the proposal and the effect of voting “ABSTAIN.”

Proposal	Votes Required for Approval	Effect of “ABSTAIN” Vote
Election of directors	Majority of shares voted	No effect
Ratification of selection of auditor	Majority of shares present and entitled to vote	Same effect as “AGAINST” vote
Advisory vote to approve the compensation of our executives	Majority of shares present and entitled to vote	Same effect as “AGAINST” vote
Approval of any other proposals	Majority of shares present and entitled to vote	Same effect as “AGAINST” vote

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card and voting instruction form you receive, or if you submit your proxy vote by Internet or telephone, vote once for each proxy card and voting instruction form you receive.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

>	“FOR” the election of each of the nominees to the Board of Directors;

>	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2012; and

>	“FOR” the advisory approval of the compensation of our executives disclosed in this proxy statement.

We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the above recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy by telephone without specifying how you want your shares voted.

U.S. Bancorp 2012 Proxy Statement	3

Questions and Answers About the Annual Meeting and Voting

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

>	if you voted over the Internet or by telephone, voting again over the Internet or by telephone by no later than 11:59 p.m., Eastern time, on April 16, 2012;

>	if you completed and returned a proxy card, submitting a new proxy card with a later date and returning it so that it is received by April 16, 2012; or

>	submitting written notice of revocation to our Corporate Secretary at the address shown on page 5 of this proxy statement so that it is received by April 16, 2012.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call (866) 775-9668.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., Eastern time, on April 12, 2012. If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, Internet, telephone or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

What are the rules regarding admission to the annual meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

>	your identity by reviewing a valid form of photo identification, such as a driver’s license; and

>	you were, or are validly acting for, a shareholder of record on the record date by:

>	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

>	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

>

reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder of record or you must have a brokerage or bank statement for that shareholder as described above.

Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

At the entrance to the meeting, we will verify that your name appears in our stock records, or will inspect your brokerage or bank statement as your proof of ownership or any written proxy you present as the representative of a shareholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. The admission of persons who are guests of shareholders is subject to the discretion of management. Anyone needing special assistance should call Investor Relations at (866) 775-9668. Please allow ample time for the admission procedures described above.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on “About U.S. Bank” and then “Webcasts & Presentations.”

4	U.S. Bancorp 2012 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Phoenix Advisory Partners to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,500, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, e-mail or in person. We will not pay these individuals any additional compensation for these activities.

How can I communicate with U.S. Bancorp’s Board of Directors?

You or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, lead director or specified individual directors to:

The Office of the Corporate Secretary

U.S. Bancorp

BC-MN-H23I

800 Nicollet Mall

Minneapolis, MN 55402

Any such letters will be delivered to the independent lead director or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our chief risk officer for handling in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.

How can I reduce my company’s expenses and conserve natural resources by electing to receive my proxy materials electronically in the future?

If we mailed you a printed copy of our proxy statement and annual report, you can request electronic delivery of future proxy materials if you are a shareholder of record or if you hold your shares in street name. In fact, we encourage you to request electronic delivery of these documents because it saves the expense of printing and mailing the materials to you and helps conserve environmental resources. Shareholders who sign up to receive proxy materials electronically will receive an e-mail with links to the proxy materials, which may give them faster delivery of the materials and will save money for our company and our shareholders. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials electronically in the future, you can choose this option by:

>	following the instructions provided on your proxy card or voting instruction form;

>	following the instructions provided when you vote over the Internet; or

>	going to http://enroll.icsdelivery.com/usb and following the instructions provided.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing a link to the Internet website where you can access our proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election is permanent unless you revoke it later.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be Held on April 17, 2012:

Our proxy statement and 2011 Annual Report are available at www.usbank.com/proxymaterials.

U.S. Bancorp 2012 Proxy Statement	5

Corporate Governance

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at www.usbank.com by clicking on “About U.S. Bank” and then “Corporate Governance” and then, as applicable, “Corporate Governance Guidelines” or “Code of Ethics.”

Director Independence

Our Board of Directors has determined that each of our directors other than Richard K. Davis has no material relationship with U.S. Bancorp and is independent. Mr. Davis is not independent because he is an executive officer of U.S. Bancorp.

Each of our Audit, Governance, and Compensation and Human Resources Committees is composed only of independent directors. Our procedures for assessing director independence are described in detail below and under the heading “Certain Relationships and Related Transactions — Review of Related Person Transactions” in this proxy statement.

Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our directors. Absent other material relationships with U.S. Bancorp, a director of U.S. Bancorp who otherwise meets the independence qualifications of the NYSE listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between U.S. Bancorp, or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the NYSE listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, executive officer or a significant shareholder thereof; provided that an individual is not deemed to be an executive officer of an organization if that role does not constitute his or her principal occupation. However, ordinary banking relationships (such as depository, lending, transfer agency, registrar, trust and custodial, private banking, investment management, securities brokerage, cash management and other services readily available from other financial institutions) are not considered by the Board in determining a director’s independence, as the Board considers these relationships to be categorically immaterial. A banking relationship is considered “ordinary” if:

>	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

>

with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

>	no event of default has occurred and is continuing beyond any cure period; and

>	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Governance Committee and full Board carefully considered all of the business relationships between U.S. Bancorp and our directors and their respective affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with U.S. Bancorp and our management. Where relationships other than ordinary banking relationships existed, the Board determined that, except in the case of Mr. Davis, none of the relationships between U.S. Bancorp and the directors or the directors’ affiliated companies impairs the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board also determined that, for all of the relationships between U.S. Bancorp and our directors or the directors’ affiliated companies, none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of U.S. Bancorp.

6	U.S. Bancorp 2012 Proxy Statement

Corporate Governance

The business relationships between U.S. Bancorp and our directors or the directors’ affiliated companies that were considered by the Board were:

>

U.S. Bank National Association (“U.S. Bank”), U.S. Bancorp’s principal banking subsidiary, purchased approximately $35,000 of water care, pest elimination and commercial food equipment products and services in 2011 from Ecolab Inc., of which Douglas M. Baker is Chairman and Chief Executive Officer;

>	U.S. Bank has a real estate lease arrangement with General Mills, Inc., of which Y. Marc Belton is Executive Vice President, Global Strategy, Growth and Marketing Innovation; and

>	each of Victoria Buyniski Gluckman and O’dell M. Owens, M.D., M.P.H., has a son that is a non-executive employee of U.S. Bank.

The Board also considered the relationships between U.S. Bancorp and each of Arthur D. Collins, Jr., and Craig D. Schnuck that are described later in this proxy statement under the heading “Certain Relationships and Related Transactions — Related Persons Transactions.”

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit; Governance; Compensation and Human Resources; Risk Management; Community Reinvestment and Public Policy; and Executive. The standing committees regularly report on their deliberations and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on “About U.S. Bank” and then “Corporate Governance” and “Board of Directors.”

The Board of Directors held nine meetings during fiscal year 2011. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

Each Board meeting normally begins with a session between the chief executive officer (“CEO”) and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The outside directors may meet in executive session, without the CEO, at any time, and are scheduled for such non-management executive sessions at the end of each regularly scheduled Board meeting. The Lead Director presides over these executive sessions.

U.S. Bancorp 2012 Proxy Statement	7

Corporate Governance

Committee Membership

The following table shows the membership of each Board committee.

Name	Audit	Governance	Compensation and Human Resources	Risk Management	Community Reinvestment and Public Policy	Executive
Douglas M. Baker, Jr.	✓			✓
Y. Marc Belton	✓				✓
Victoria Buyniski Gluckman			✓		✓
Arthur D. Collins, Jr.		Chair	✓			✓
Richard K. Davis				✓		Chair
Roland A. Hernandez	✓				✓
Joel W. Johnson	✓			✓
Olivia F. Kirtley	Chair	✓				✓
Jerry W. Levin		✓	Chair			✓
David B. O’Maley		✓	✓
O’dell M. Owens, M.D., M.P.H.	✓				Chair	✓
Richard G. Reiten	✓		✓
Craig D. Schnuck				✓	✓
Patrick T. Stokes			✓	Chair		✓
Doreen Woo Ho				✓	✓

Audit Committee

The Audit Committee’s responsibilities include, among other things:

>

assisting the Board of Directors in overseeing the quality and integrity of our financial statements, including matters related to risks associated with financial reporting and audit and accounting issues, as well as internal controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditor, the integrity of the financial reporting processes, both internal and external, and the performance of our internal audit function and independent auditor;

>	retaining and terminating the independent auditor; and

>	compensating and overseeing the work of the independent auditor.

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. Our Board of Directors has identified Olivia F. Kirtley, our Audit Committee chair, as an audit committee financial expert under the rules of the SEC. The Audit Committee held nine meetings in 2011. During four of the meetings, the Audit Committee met in private session with our independent auditor and during four of the meetings met alone in executive session without members of management present.

The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee members exceed this restriction, except for Roland A. Hernandez, who joined our Board in January 2012 and currently serves on three other public company audit committees. Mr. Hernandez plans to retire this year from one of his other public company boards of directors where he serves on the audit committee. Upon the Governance Committee’s recommendation, our Board determined that Mr. Hernandez’s simultaneous service on three other public company audit committees during a portion of 2012 would not impair his ability to effectively serve on our Audit Committee.

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Corporate Governance

Governance Committee

The Governance Committee’s responsibilities include, among other things:

>	discharging the Board’s responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance principles;

>	overseeing succession planning for our CEO;

>	identifying and recommending to the Board individuals qualified to become directors;

>	managing the performance review process for our current directors;

>	overseeing the evaluation of management; and

>	making recommendations to the Board regarding any shareholder proposals.

All of the Governance Committee members meet the independence requirements of the NYSE. The Governance Committee held six meetings in 2011. During each of the five regularly scheduled meetings, the Governance Committee held an executive session without members of management present.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee’s responsibilities include, among other things:

>	discharging the Board’s responsibilities relating to the compensation of our executive officers and non-employee directors;

>	approving our compensation plans, practices and programs; and

>	evaluating the CEO’s performance and the succession plans for executive officers other than our CEO.

All of the Compensation and Human Resources Committee members meet the independence requirements of the NYSE. The Compensation and Human Resources Committee held six meetings in 2011. During each of the meetings, the Compensation and Human Resources Committee held an executive session without members of management present.

Risk Management Committee

The Risk Management Committee’s responsibilities include, among other things:

>

overseeing our overall enterprise risk management function including our policies, procedures and practices relating to the management of credit risk; financial, liquidity and market risk; and operational risk;

>	approving and making recommendations to the Board of Directors regarding the issuance or repurchase of debt and equity securities;

>	reviewing and evaluating potential mergers and acquisitions; and

>	reviewing other actions regarding our capital stock, including our dividend policy.

The Risk Management Committee held six meetings in 2011. During each of the meetings, the Risk Management Committee held an executive session without members of management present.

Community Reinvestment and Public Policy Committee

The Community Reinvestment and Public Policy Committee’s responsibilities include, among other things:

>	reviewing and considering our position and practices on matters of public interest and public responsibility and similar issues involving our relationship with the community at large;

>	reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations; and

>	reviewing our policies and procedures with respect to sustainability and corporate political contributions and related activity.

U.S. Bancorp 2012 Proxy Statement	9

Corporate Governance

The Community Reinvestment and Public Policy Committee held four meetings in 2011. During one of the meetings, the Community Reinvestment and Public Policy Committee held an executive session without members of management present.

Executive Committee

The Executive Committee has authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. The Executive Committee did not meet during 2011.

Risk Oversight by the Board of Directors

Enterprise-Wide Risk Management

As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board of Directors is to oversee the risk management and the risk mitigation processes of the company. While we do not want to eliminate all risk, we want to understand, assess and manage the risk consistent with our business strategy. We want our decisions to reflect a defined risk tolerance, which has been approved by the Board of Directors, and we have long had a robust enterprise risk management framework in order to manage risk appropriately. As part of its oversight responsibility, the Board:

>	considers the company’s risk tolerance as an integral part of the strategic planning process;

>	oversees the amounts and types of risk taken by management in executing the corporate strategy;

>	monitors the risk experience of the company against the policies and procedures set to control those risks; and

>	evaluates the role of incentive compensation in managing the company’s risk tolerance.

The Board’s risk oversight function is carried out through its committees, and the primary risks faced by the company that are most likely to affect its financial stability and results of operations are overseen by the Risk Management, Audit, and Compensation and Human Resources Committees.

As described in the preceding discussion of committee responsibilities, the Risk Management Committee is primarily responsible for oversight of the company’s risks, such as credit risk, financial, liquidity, market, compliance, operational and reputational risk, and overall enterprise risk, and the Audit Committee’s focus is on financial statement and accounting risk and internal controls. The Compensation and Human Resources Committee oversees the company’s compensation policies and arrangements to ensure that they encourage appropriate levels of risk-taking by management with respect to the company’s strategic goals, and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the company.

The Governance Committee reviews carefully the responsibilities of each Board committee to ensure that all significant risk categories are addressed by at least one committee. In order to provide each committee with a view of the types of risks managed by the others, and to increase each committee’s ability to undertake its risk management role in the context of the risk management functions of the other committees, the Governance Committee has ensured that there is some overlapping membership on each of these committees. In addition, the Risk Management and Audit Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

The Board committees carry out their responsibilities using information reports from management with respect to all risk areas that are relevant and important at the time. The committees must therefore be confident that an appropriate risk monitoring structure is in place at the management level, in order to be provided accurate and useful information reports. Our management-level risk oversight structure is robust. We rely on a comprehensive enterprise risk management process to aggregate, monitor, measure and manage risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of the company’s risk management practices and capabilities, to review the company’s risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists designed to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout the company.

10	U.S. Bancorp 2012 Proxy Statement

Corporate Governance

In addition, an Executive Risk Committee consisting of our CEO, chief financial officer (“CFO”), chief risk officer, chief credit officer, chief technology officer and general counsel meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our enterprise risk framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. The executive vice president of human resources also joins the meetings to report on the Federal Reserve examination process for executive compensation and the risk measurement aspects of that evaluation, which is described further below. These officers manage large, sophisticated groups within the company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with the company’s controller, treasurer and others, also provide the Board’s committees with the information the committees need and request in order to carry out their oversight responsibilities.

A robust framework of management-level risk management committees supports the work of the Executive Risk Committee and the Board of Directors. The four primary committees are:

>	Corporate Risk Committee, chaired by the chief risk officer, which manages operational risk exposures;

>

Executive Credit Management Committee, chaired by the chief credit officer, which ensures that products that have credit risk are supported by sound credit practices; reviews asset quality, trends, portfolio performance statistics and loss forecasts; and reviews and adjusts credit policies accordingly;

>

Asset Liability Committee, chaired by the CFO, which ensures that the policies, guidelines and practices established to manage our financial risks, including interest rate risk, market risk, liquidity risk, operations risk and capital adequacy, are followed; and

>

Incentive Review Committee, chaired by the executive vice president of human resources and including the CFO, the chief risk officer, the chief credit officer and the general counsel, which reviews and evaluates all of the company’s incentive compensation programs and policies for risk sensitivity and mitigation, and reports to the Compensation and Human Resources Committee of the Board.

These committees are supported by among others: the Basel Oversight Committee, which helps oversee our Basel II project implementation; the Independent Model Validation Committee, which assists in the efficient and effective implementation of our Independent Model Validation Program; the Compliance Committee, which assists in the efficient and effective implementation of our Corporate Compliance Charter; the Trust Risk Management Committee, which coordinates fiduciary governance and risk management processes for our trust divisions; and the Information Security Program Committee, which assists in the efficient and effective implementation of our Information Security Program.

Risk Inherent in Compensation Policies and Practices

Taking carefully considered risks is an integral part of any business strategy, and our compensation program is not intended to eliminate management decisions that involve risk. Rather, the combination of various elements in our program is designed to mitigate the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Together with the company’s processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to mitigate the potential for management actions that involve an unreasonable level of risk.

The risk inherent in compensation policies and practices is overseen by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee formalized its process for overseeing these risks during 2008, when, as then required by our participation in the Capital Purchase Program of the government’s Troubled Asset Relief Program, the committee undertook a formal and extensive review of our executive compensation program to assess whether any aspect of the program would encourage any of our senior executive officers to take any unnecessary or inappropriate risks that could threaten our company’s value. The Compensation and Human Resources Committee meets annually with our CFO, chief credit officer, chief risk officer, general counsel and executive vice president of human resources for a specific discussion of the material risks our company faces.

U.S. Bancorp 2012 Proxy Statement	11

Corporate Governance

Since 2009, our company has been subject to a continuing review of incentive compensation policies and practices undertaken by the Federal Reserve Board, and in the process of participating in that review, has undertaken a thorough analysis of every incentive compensation plan in the company, the individuals covered by each plan and the risks inherent in each plan’s design and implementation. The Incentive Review Committee was created to oversee the review specifically and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company’s incentive compensation plans and programs. The Incentive Review Committee meets at least monthly and is responsible for the ultimate review and recommendation of all company incentive plans. This committee reviews plan elements such as plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (e.g. how target pay levels compare to similar plans for similar populations at other companies, and how payout amounts relate to the results which generate the payments), how well the plans and programs are aligned with U.S. Bancorp’s goals and objectives, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.

As part of this review by our Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, identified the risks inherent in these programs and, where appropriate, modified plans and procedures to mitigate certain potential risks. For example, all business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default. In addition, a “risk scorecard” analysis measuring adequacy of risk management is included in the annual performance reviews of all senior management-level employees, including the executive officers named in the Summary Compensation Table below, and serves as the basis for annual incentive compensation adjustments for those employees. The Incentive Review Committee has reviewed its process with the Compensation and Human Resources Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

The Compensation and Human Resources Committee has concluded that the company’s compensation plans and policies encourage sensitivity to risk. The Compensation and Human Resources Committee also believes that the structure of the company’s compensation programs provides multiple, effective safeguards to protect against undue risk. Various risk-mitigating factors in these programs that support this conclusion include:

>

the short-term incentive plans contain a balance of corporate and business unit goals, which encourages overall achievement of annual goals important to our success, while mitigating incentives to take excessive risks in order to achieve those goals;

>

formal evaluations of risk management are conducted for our senior level employees, which can serve as a basis for annual incentive compensation adjustments for incentive compensation recipients in a transparent manner that is consistent across business lines and individuals;

>	the programs are structured to include a balance of fixed and variable compensation;

>	incentive compensation is appropriately balanced between short-term and long-term awards so that short-term performance is not emphasized at the expense of long-term value creation;

>

beginning in 2012, equity award agreements include provisions that cancel all or a portion of the vesting of the equity award under certain circumstances if it is determined that the executive exhibited an inadequate sensitivity to risk;

>	equity awards are subject to multi-year vesting, reinforcing a long-term view for corporate success;

>	the majority of the plans include caps on incentive payments, limiting payout potential; and

>	incentive payments are subject to managerial discretion, which can limit awards based on individual performance, adherence to company values, and other factors.

12	U.S. Bancorp 2012 Proxy Statement

Corporate Governance

Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership. In the context of risk management, the leadership of each of the committees that is primarily responsible for risk management is vested in an independent committee chair. With regard to the leadership of the meetings of the full Board, our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of chairman and CEO should be separate or combined. This policy allows the Board to evaluate regularly whether the company is best served at any particular time by having the CEO or another director hold the position of chairman. If the position of chairman is not held by an independent director, an independent lead director is elected with powers virtually identical to those of an independent chairman.

At this time, Mr. Davis serves as chairman and as CEO. The Board believes there are a number of important advantages to combining the positions of chairman and CEO at this time. Critically, it most effectively utilizes Mr. Davis’s extensive experience and knowledge regarding the company and provides for the most efficient leadership of our Board and company. Mr. Davis, with over 18 years experience at U.S. Bancorp, including over seven years as President and over five years as CEO, has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing U.S. Bancorp and to lead discussions on important matters affecting our business. The Board believes that combining the CEO and chairman positions creates a firm link between management and the Board and helps the Board respond quickly and effectively to the many business, market and regulatory challenges resulting from the rapidly changing financial services industry. Mr. Davis’s service as chairman also provides clarity of leadership for the company and more effectively allows the company to present its vision and strategy in a unified voice.

Although the Board believes that it is more effective to have one person serve as the chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, when the Board elected Mr. Davis to the position of chairman, it also reaffirmed the strong role of the lead director, whose specific duties are to:

>	lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the chairman is not present;

>	act as a regular communication channel between our independent directors and the CEO;

>	set the Board’s agenda jointly with the CEO;

>	approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

>	oversee the scope, quantity and timing of the flow of information from management to the Board;

>	be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;

>	call special Board meetings or special meetings of the independent directors, as needed;

>	approve the retention of consultants who report directly to the Board;

>	assist the Board and company officers in assuring compliance with and implementation of our Corporate Governance Guidelines;

>	advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;

>	review shareholder communications addressed to the full Board or to the lead director; and

>	interview, along with the chair of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board.

The powers and duties of chairman and lead director differ only in that the chairman presides over the normal business portion of the meetings of the Board. Since the lead director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for

U.S. Bancorp 2012 Proxy Statement	13

Corporate Governance

Board meetings, the Board does not believe that the fact that he does not preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, or to address any issues the Board chooses, independently of the chairman. In addition, much of the work of the Board is conducted through its committees, none of which, other than the Executive Committee, is chaired by the chairman of the Board.

The lead director is appointed by the Board upon recommendation of the Governance Committee. Patrick T. Stokes, chair of the Risk Management Committee, has served as lead director since January 2011. Mr. Stokes is actively engaged as lead director and works closely with Mr. Davis on Board matters. The lead director is appointed annually by the Board upon recommendation of the Governance Committee with the expectation that the lead director will generally serve three consecutive terms.

Majority Vote Standard for Election of Directors

Our bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. The vote standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Executive Sessions of the Board

Our independent directors meet in executive session at each regular meeting of the Board without our CEO or any other member of management present. The current lead director, Mr. Stokes, presides at all of these sessions.

Succession Planning and Management Development

A primary responsibility of the Board is planning for succession with respect to the positions of Chairman of the Board and CEO, as well as overseeing management succession for other senior management positions. The Board’s process targets the building of enhanced management depth, considers continuity and stability within the company, and responds to the company’s evolving needs and changing circumstances. Toward that goal, the executive talent development and succession planning process is integrated into the Board’s annual activities.

The Board works with the Governance Committee to evaluate a number of potential internal and external candidates as successors to the CEO, and considers emergency, temporary succession as well as long-term succession. The Compensation and Human Resources Committee is responsible for reviewing succession planning for executive officer positions other than the CEO. The CEO makes available to the Board his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for those individuals.

14	U.S. Bancorp 2012 Proxy Statement

Certain Relationships and Related Transactions

Director Policies

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than three public companies in addition to their service on our Board of Directors unless the Board determines that such service will not impair their service on the U.S. Bancorp Board. Currently, no directors exceed this restriction, except for Roland A. Hernandez, who joined our Board in January 2012 and currently serves on four other public company boards of directors. Mr. Hernandez plans to retire from one of his other public company boards of directors this year. Upon the Governance Committee’s recommendation, our Board determined that Mr. Hernandez’s service on four other public company boards of directors for a portion of 2012 would not impair his ability to effectively serve on our Board of Directors.

Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our then-current directors attended the annual shareholders’ meeting.

Retirement Policy

Our Board of Directors has established a guideline that an independent director retire at the first annual meeting of shareholders held after his or her 72nd birthday. In accordance with this policy, Richard G. Reiten will retire from our Board of Directors at the 2012 annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons Transactions

Lending Transactions

During 2011, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, officers and the persons we know that beneficially owned more than 5% of our common stock on December 31, 2011, and the entities with which they are associated. All loans and loan commitments and other banking services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with Entities Affiliated with Directors

During 2011, U.S. Bank operated 38 branches and 71 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck’s sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, also each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets. In addition, each of Mr. Schnuck’s brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman and Chief Executive Officer; Todd R. Schnuck, President; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $2.14 million in 2011. In addition, during 2011, Elavon, Inc., a subsidiary of U.S. Bancorp, provided electronic check processing services to 104 Schnuck Markets locations. Fee payments to Elavon, Inc. were approximately $627,000 in 2011. The consolidated gross revenues of Schnuck Markets in 2011 were approximately $2.6 billion. These transactions were conducted at arms’ length in the ordinary course of business of each party to the transaction. As discussed above under the heading “Corporate Governance — Director Independence,” the Board of Directors has determined that this relationship is immaterial to Mr. Schnuck, and that Mr. Schnuck is an independent director.

Transactions with Directors

Arthur D. Collins, Jr., one of our directors, has certain U.S. Bank wealth management accounts in which U.S. Bank has investment discretion or otherwise provides investment advice. The fees payable on these accounts to U.S. Bank

U.S. Bancorp 2012 Proxy Statement	15

Certain Relationships and Related Transactions

during 2011 were approximately $168,000. As discussed above under the heading “Corporate Governance — Director Independence,” the Board of Directors has determined that this relationship is immaterial to Mr. Collins, and that Mr. Collins is an independent director.

Transactions with 5% Shareholder

BlackRock, Inc. (“BlackRock”) has reported that it, together with certain of its subsidiaries, is the beneficial owner of more than 5% of our common stock, as indicated below under the heading “Security Ownership of Certain Beneficial Owners and Management.” From time to time, customers of our Wealth Management and Securities Services and Money Center business lines invest in certain mutual funds that are affiliated with BlackRock. In connection with these investments, we perform certain customary shareholder servicing on behalf of the administrators of these funds that may include, among other things, printing and mailing prospectuses to our customers, aggregating customer buy and sell orders, engaging in recordkeeping and other similar services. We receive a servicing fee from the relevant fund administrators for these services. In 2011, these shareholder servicing fees were approximately $3.91 million in the aggregate. Additionally, in 2011 U.S. Bank and our broker-dealer subsidiary engaged in the purchase and sale of approximately $3.0 billion of corporate and municipal fixed income securities with various entities affiliated with BlackRock. The purchases and sales to BlackRock represented approximately 8% of the aggregate purchases and sales of corporate fixed income securities and 2% of the aggregate purchases and sales of municipal fixed income securities by U.S. Bank and our broker-dealer subsidiary. These fixed income securities included U.S. Bancorp bonds that were underwritten by that broker-dealer subsidiary. All of these business relationships and transactions with BlackRock and its affiliates were conducted at arms’ length in the ordinary course of business of each party to the relationship or transaction.

Review of Related Person Transactions

U.S. Bancorp has written procedures for reviewing transactions between U.S. Bancorp and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Governance Committee and Board of Directors annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board makes a formal determination regarding each director’s independence under our Corporate Governance Guidelines.

In addition to the annual review, written notices are sent to the directors prior to each quarterly Board meeting reminding each director to discuss any proposed transaction involving the director and U.S. Bancorp with our general counsel’s office prior to engaging in any such transaction. Members of our legal department are also instructed to inform our general counsel’s office of any transaction between a director and U.S. Bancorp that comes to their attention.

Upon receiving any notice of a related person transaction involving a director, our general counsel will discuss the transaction with the chair of our Governance Committee. If the transaction has not yet occurred and any likelihood exists that the transaction could impair the director’s independence or would present a conflict of interest for the director, our general counsel will discuss the transaction and its ramifications with the director before the transaction occurs.

If the transaction has already occurred, our general counsel and the chair of our Governance Committee will review whether the transaction could affect the director’s independence and determine whether a special Board meeting should be called to consider this issue. If a special Board meeting is called and the director is determined to no longer be independent, such director, if he or she serves on any of the Audit, Governance or Compensation and Human Resources Committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

16	U.S. Bancorp 2012 Proxy Statement

Compensation Discussion and Analysis

Upon receiving notice of any transaction between U.S. Bancorp and an executive officer that may present a conflict of interest, our general counsel will discuss the transaction with our CEO (or, if the transaction involves the CEO, the chair of the Audit Committee) to determine whether the transaction would present a conflict of interest. If the transaction has already occurred and a determination is made that a conflict of interest exists, the general counsel, CEO and executive vice president for human resources will determine the appropriate response.

Our procedures for reviewing related person transactions do not require the approval or ratification of such transactions. Accordingly, the related person transactions described above were not approved or ratified by U.S. Bancorp.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains how we compensate the executive officers named in the Summary Compensation Table below on page 35, or the “NEOs.” All of the NEOs are members of our “managing committee,” which is made up of our CEO and his senior leadership team. Compensation for members of the managing committee is determined by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”).

Executive Summary

Strong Pay and Performance Correlation

NEO compensation varies significantly from year to year and is directly linked to achievement of financial plans and operational targets.

>

Annual cash bonus funding is determined using our company-wide, formula-based compensation plan. Initial bonus calculations under this plan are determined by comparing actual performance to earnings per share (“EPS”) and operating income targets set in annual company and business line financial plans, with final individual bonus amounts determined after adjustments for individual performance.

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Annual long-term incentive awards are granted 50% in the form of performance-based restricted stock units (“RSUs”), the final number of which is determined based on a one-year comparison of our actual return on average common equity (“ROE”) to a pre-set target and to ROE performance relative to our peer group companies. Stock options make up the other 50% of the long-term incentive awards.

Variations from targets in the annual bonus funding amounts and the number of performance-adjusted RSUs result from formula calculations based on the difference between actual corporate performance and target corporate performance using various measures. In 2008 and 2009, below-target performance resulted in below-target award amounts, and in 2010 and 2011, above-target performance resulted in above-target award amounts, showing a strong correlation between corporate performance and variable pay received by our executives.

Strong Corporate and Financial Performance

The Committee believes that the company’s compensation structure has been effective at incentivizing the achievement of superior financial and operating results relative to our peers in an uncertain economic environment, while maintaining reasonable risk tolerances. Our financial performance exceeded expectations during 2011, a year in which the financial services industry continued to face the challenges presented by new regulation and continuing economic weakness. Regulations on financial institutions limited returns to shareholders by capping dividend and stock repurchase amounts, increasing capital requirements, and directly reducing traditional sources of fee income. Despite these constraints, U.S. Bancorp exceeded its own objectives and outperformed its peers in most leading financial and operational measures during 2011.

U.S. Bancorp 2012 Proxy Statement	17

Compensation Discussion and Analysis

Our company’s superior performance during 2011 included the following achievements:

>	U.S. Bancorp achieved record net revenue in 2011, and was the only company in our peer group to show revenue growth for the year.

>	U.S. Bancorp’s one- and ten-year total shareholder return (“TSR”) were the highest among all of our peer banks, and were also higher than the KBW Bank Index and the S&P 500.(1)

1-Year TSR	10-Year TSR

(1)

Source: FactSet and Bloomberg as of December 30, 2011. The full names of our peer group companies are listed under the heading “2011 U.S. Bancorp Peer Group” on page 28 of this proxy statement. Five-year TSR and ten-year TSR are annualized returns.

>

In 2011, U.S. Bancorp continued to be the top performer in our peer group in the common industry performance measures of return on average assets, return on average common equity, and efficiency ratio.(1)

#1 in Return on Average Assets	#1 in Return on Average Common Equity

#1 in Efficiency Ratio(2)

(1)	Source: SNL and company reports. The peer group companies included in these tables are those listed under the heading “2011 U.S. Bancorp Peer Group” on page 28 of this proxy statement.

(2)	Efficiency ratio computed as noninterest expense divided by the sum of net interest income on a taxable-equivalent basis and noninterest income excluding securities gains (losses).

18	U.S. Bancorp 2012 Proxy Statement

Compensation Discussion and Analysis

U.S. Bancorp’s corporate and financial performance has remained strong during the economic downturn experienced in the United States and globally since 2008. Since January 1, 2008, through the end of 2011, we were the number one performer among our peer group companies in the measures of return on average assets, return on average common equity and efficiency ratio. We believe that our ability to achieve outstanding financial results despite the depressed economy and the turmoil and change in the financial services industry is attributable to:

>	disciplined execution of our corporate strategy;

>	a culture of strong risk management, including a conservative credit culture; and

>	sound, targeted investments in our businesses.

In addition, U.S. Bancorp enjoys among the highest debt ratings in our industry, which reflect the ratings agencies’ recognition of our strong, consistent financial performance, the quality of our balance sheet, our future earnings capacity and our strong management team.

Summary of Recent Executive Compensation Actions

During 2011, the changes made by the Committee to our compensation structure and programs that apply to our NEOs consisted of two important steps to further enhance the risk sensitivity of NEO compensation. The Committee believes that the company’s compensation philosophy and its executive compensation plans and programs have served the company well during the past several years of intense industry upheaval. In 2011 and early 2012, the Committee took the following actions, which are described in greater detail later in this section.

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During 2011, the Committee continued to oversee an ongoing and in-depth review required of large financial institutions by the Federal Reserve Board of compensation incentives and how they affected the sensitivity to risk of certain management employees, including the NEOs. All of the company’s incentive compensation plans and programs are included in this continuing analysis. As part of this review, in January 2012 the Committee included in its equity award agreements for all senior managers, including all of its NEOs, a provision that cancels the vesting of all or a portion of equity awards if it is determined that the executive exhibited an inadequate sensitivity to risk that caused a material adverse impact on the company or the executive’s line of business.

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Also as part of this review, the Committee oversaw management’s formalization of its process to incorporate risk management criteria into the annual performance reviews of senior management-level employees, including all of the NEOs. This “risk scorecard analysis” may result in annual incentive compensation adjustments for those employees.

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Annual cash incentives for 2011 were awarded in amounts consistent with our strong 2011 business results. Awards for the NEOs for 2011 ranged from 135% to 150% of their individual bonus targets, based on the company’s above-target financial performance in 2011. These awards were calculated under our formula-based bonus plan and granted by the Committee after making adjustments related to individual performance.

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In February 2012, the number of performance-based restricted stock units awarded in early 2011 to our managing committee members was adjusted upward to 140.6% of target following the one-year performance period. This adjustment was a direct result of company ROE exceeding both its financial plan and peer ROE performance, under the formula included as part of the RSU award terms.

Sound Compensation Practices

Our executive compensation program includes many strong governance features, such as:

>	a significant emphasis on long-term equity incentive pay, in order to reinforce a long-term view of performance and enhance the alignment of the executives’ goals with those of our shareholders;

U.S. Bancorp 2012 Proxy Statement	19

Compensation Discussion and Analysis

>	half of the value of the long-term incentive award is made in the form of performance-based restricted stock units;

>	a policy addressing “clawbacks” of executive compensation, under which the company may recover payments of incentive compensation attributable to incorrectly reported earnings;

>

the inclusion of provisions in equity agreements that cancel all or a portion of the vesting of equity awards under certain circumstances if it is determined that the executive exhibited an inadequate sensitivity to risk;

>	formal “risk scorecard” analyses for our senior management-level employees, which may result in annual incentive compensation adjustments in cases of inadequate risk management;

>	a prohibition on hedging and pledging of U.S. Bancorp stock by its senior executives and directors;

>	double-trigger vesting of outstanding long-term incentive awards in the event of a change in control;

>	a prohibition on repricing of stock options;

>	the use of tally sheets by the Committee in reviewing the overall compensation of our managing committee members, which includes all of the NEOs; and

>	stock ownership guidelines for our executive officers and directors.

Philosophy and Objectives of Our Executive Compensation Program

Compensation Program Goals

The Committee designs the executive compensation program to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value, while at the same time making the most efficient use of our resources and strongly emphasizing pay for performance.

The Committee achieves these objectives through a compensation package that:

>	links a significant portion of total compensation to corporate, business line and individual performance, which we believe will create long-term shareholder value;

>	provides total compensation that is market competitive, permitting us to hire and retain high-caliber individuals at all levels of management;

>	emphasizes stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

>	subjects a significant percentage of executive officer total compensation to multi-year vesting, in order to enhance executive retention and encourage a long-term view of corporate achievement; and

>	does not encourage unnecessary or excessive risk-taking, which protects long-term shareholder interests.

Pay for Performance

U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions. Our long-term business objective is to maximize shareholder value by increasing net income and earnings per share without exposing the company to undue risk. If we are successful in achieving this objective, the Committee believes the results will inure to the financial benefit of our shareholders.

Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further these objectives. As we describe below under “Compensation Components,” the cash incentive plan rewards performance relative to corporate and business line financial plans established at the beginning of the fiscal year, and the RSUs granted under the stock incentive plan are

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Compensation Discussion and Analysis

linked to ROE targets that directly measure the return generated by the company on its shareholders’ investment. At the same time, the Committee carefully weighs the risks inherent in these programs against the goals of the programs and the company’s stated risk tolerance. Additional discussion of the risk oversight undertaken by the Committee can be found below under “Decision Making and Policies — Risk Considerations in Setting Managing Committee Compensation” and above under “Corporate Governance — Risk Oversight by the Board of Directors.”

In 2010 and 2011, our corporate performance was strong, significantly exceeding our financial plan and in 2011 achieving record net revenue, and the formula-based annual incentive plan resulted in funding for executive bonuses that was above target levels. In 2008 and 2009, the company did not achieve its financial plans for the year and, as a result, the cash bonuses awarded under the plan were below target levels. Likewise, the amounts of restricted stock units included in the annual long-term incentive equity grants were adjusted upward in 2010 and 2011 and downward in 2009, according to the ROE performance during the one-year performance period applicable to these awards. This variability in the amount of the bonus pool funding and final equity award amounts is a cornerstone of our pay-for-performance compensation philosophy. However, the unusual economic and regulatory environment for financial institutions since 2008 has produced larger variances from target performance than would be expected in a more normal environment.

In order to have the desired incentive effect, the amount of pay that is directly linked to performance is significant. Base salary, broad-based benefits and our limited perquisites are the only elements of compensation whose value does not vary annually based upon company performance. Based on the compensation actions taken in January 2012, between 86% and 90% of 2011 total direct compensation for our NEOs is dependent on our company’s financial performance, as shown in the charts below:

Our CEO’s base salary represents a smaller percentage of total annual compensation than the other NEOs, and therefore his annual cash incentive and long-term equity compensation are correspondingly higher. This greater emphasis on incentive compensation is consistent with our compensation philosophy of providing compensation that involves greater risks and reward potential as an employee takes on greater management responsibility at U.S. Bancorp, and is also consistent with the pay practices of our peer group.

U.S. Bancorp 2012 Proxy Statement	21

Compensation Discussion and Analysis

Compensation Components

Total Compensation

The total compensation of our NEOs consists primarily of the following components:

Annual Compensation Component	Purpose	Considerations
Base Salary	Provide a fixed amount of cash compensation upon which our NEOs can rely

Levels are intended to reward experience and demonstrated skills and competencies relative to the market value of the job

The NEO’s salary level relative to peer median and any annual pay increases are based on factors such as:

>   experience and tenure in a position;

>   scope of responsibilities; and

>   individual performance

Annual Incentive Compensation (Cash Bonus Award)

Motivate and reward NEOs for achieving or exceeding corporate, business line and individual performance goals, which is key for our pay-for-performance objectives

Aligns NEOs’ interests with those of our shareholders by promoting strong annual results through achievement of financial goals set based on strategic plan

Committee annually sets target percentage of base salary for the NEO’s annual cash bonus amount

Target levels are structured to provide cash bonus opportunities ranging from 125% to 150% (225% for the CEO) of the NEO’s base salary. At target levels, this results in more than half of the NEO’s total cash compensation being dependent upon our financial results

Long-Term Incentive Compensation

Aligns NEOs’ interests with long-term shareholder interests by linking part of each NEO’s compensation to long-term corporate and stock price performance

Mix of performance-based RSUs and stock options creates a prudent balance between certainty of some payment and risk of no payment

Performance-Based RSUs

Motivate our NEOs to manage the company to achieve additional financial goals that are expected to lead to increased shareholder value; multi-year vesting requirement serves as an additional retention tool

Stock Options

Support our growth strategy, provide a strong link between NEOs’ compensation and our stock price, and serve as a retention tool

Committee structures long-term compensation to emphasize alignment with the company’s performance over a several-year period and minimize the risk of short-term cash bonuses influencing excessive risk-taking behavior

When setting long-term award amounts, Committee considers corporate performance as well as the individual performance of the NEOs

Committee uses ROE as the performance measure for RSUs because this measure directly reflects the return generated by the company on its shareholders’ investment. ROE encompasses profitability, efficiency, balance sheet management and financial leverage, and requires prudent management of the balance between risk and return on capital investments

Committee sets the company ROE goals necessary to earn 100% of the RSUs originally awarded at the ROE level included in the company’s financial plan at the beginning of the fiscal year. Committee believes this target to be moderately challenging and to create incentives for superior performance without incentivizing unreasonable risk-taking that could be encouraged by unachievable goals

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Compensation Discussion and Analysis

Executive Benefits and Perquisites

In addition to these primary components of our executive compensation program, NEOs are also eligible to receive health benefits under the same plans available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. Perquisites for NEOs are limited, consisting primarily of financial planning expenses, home security, parking and executive physicals, and NEOs are not grossed up for tax liabilities resulting from perquisites.

Change-in-Control Agreements

We maintain change-in-control agreements with all of our NEOs. The terms of these agreements are discussed below under the headings “Executive Compensation — Potential Payments Upon Termination or Change-in- Control — Potential Payments Upon Change-in-Control” and “— Employment Agreement with Pamela Joseph.” These change-in-control agreements are designed to reinforce and encourage the continued attention and dedication of our managing committee members to their assigned duties without distraction in the face of the potentially disruptive circumstances arising from the possibility of a change in control.

Annual Cash Incentive Awards

Formula-Based Cash Bonus Plan

All management-level employees, including our managing committee members, have the opportunity to earn annual cash bonus awards based on achievement of corporate and business line financial plans. The size of the award pool is calculated by evaluating company performance against pre-established, annual plan targets for corporate EPS and for business line pre-tax income.

The company’s business is comprised of 41 revenue-producing business lines and 20 corporate support business lines, each of which establishes an individual annual financial plan that makes up a portion of the company’s overall annual financial plan. Each business line financial plan contains a pre-tax operating income target. Under the annual cash incentive plan applicable to most of our management-level employees, that target and the corporate EPS target are then compared to actual results to determine what formula percentage (from 0% to 200%) of the aggregate target bonuses of those employees in the business line will be available to fund awards.

The formula percentage to be applied to the aggregate target bonuses to determine bonus funding available for each business line under the annual cash incentive plan is calculated as follows:

>

The percentages by which actual corporate EPS differs from the EPS target and actual business line pretax operating income differs from target pretax operating income are each multiplied by a leverage factor of four, which magnifies the positive or negative variation of actual results. For example, if the actual corporate EPS were 5% greater than the EPS target, the formula would multiply 5% by four to arrive at 20%. The 20% would then be added to 100% to get an EPS percentage component (“EPS Bonus Funding Component”) of 120%. If the actual business line pretax operating income were 3% below target, the formula would multiply 3% by four to arrive at 12%. The 12% would then be subtracted from 100% to get a business line percentage component (“Business Line Bonus Funding Component”) of 88%. Neither the EPS Bonus Funding Component nor the Business Line Bonus Funding Component may be less than 0% or greater than 200%.

>

The formula percentage is then calculated by applying 35% to the EPS Bonus Funding Component and 65% to the Business Line Bonus Funding Component to arrive at a weighted aggregate percentage (the “Bonus Funding Percentage”) for a particular business line. For example, a 120% EPS Bonus Funding Component weighted 35% and an 88% Business Line Bonus Funding Component weighted 65% results in a Bonus Funding Percentage of 99.2%.

>

The Bonus Funding Percentage in the case of a corporate support business line is calculated slightly differently, with 35% based on the EPS Bonus Funding Component, 50% based on the weighted average Business Line Bonus Funding Components of each of the business lines served by the support business line, and 15% based on the support line’s performance against its financial target.

U.S. Bancorp 2012 Proxy Statement	23

Compensation Discussion and Analysis

>

The aggregate target bonuses of management-level employees in the business line are multiplied by that business line’s Bonus Funding Percentage to determine the total amount available to fund bonus awards in that business line.

The initial calculation used to determine cash bonus awards for the managing committee members, including the NEOs, is made at a total company level after the above calculation has been made for each of the 61 business lines. A percentage (the “Overall Bonus Funding Percentage”) is calculated by dividing (1) the total dollar amount of all funds available for bonuses in all 61 business lines, by (2) the total dollar amount of all target bonuses of all bonus-eligible employees in all 61 business lines. The Overall Bonus Funding Percentage is used as the initial calculation of the percentage of target bonuses to be awarded to the managing committee members, including the NEOs. In 2011 U.S. Bancorp’s reported EPS was $2.46. However, the EPS value used for purposes of the annual cash incentive plan was calculated after downward adjustment for certain amounts relating to significant non-recurring items during the year in order to more accurately reflect the core performance of the company that was driven by employee effort, and therefore the EPS value used for the purposes of the plan was $2.35. Using precision to three decimal points in the calculation, the $2.35 level of achievement of EPS was 18.9% greater than the 2011 EPS target of $1.97, so the EPS Bonus Funding Component was 175.9%. The 2011 Business Line Bonus Funding Components for the company’s 61 business lines ranged from 0% to 200%. The Bonus Funding Percentages for the company’s 61 business lines in 2011 ranged from 61.6% to 200%. The Overall Bonus Funding Percentage in 2011 was 136.3%. The economic instability of the past four years has been a primary driver behind fluctuating corporate financial performance, which resulted in a funding amount for the NEOs that has varied substantially from year to year. The Overall Bonus Funding Percentage for 2010 was 141.2 % of target, for 2009 was 32.2% of target, and for 2008 was 62% of target. Since the targets used in the formula plan are taken from the company’s financial plans, the Committee would expect the Overall Bonus Funding Percentage to fluctuate more closely around 100% as the economy stabilizes and financial performance becomes more predictable. During the four-year period from 2008 to 2011, a time of substantial economic uncertainty, the funding for executive bonuses averaged 95% of target.

The Committee believes that the annual cash incentives for managing committee members should be set using an aggregate measure rather than a measure solely related to the performance of the set of business lines for which the individual is responsible. This is because, in the view of the Committee, the managing committee is a team responsible for the performance of the entire company and should therefore have incentive funding levels reflecting the performance of the entire company.

The Committee believes that the EPS and business line operating plan targets used in the annual cash incentive plan, which forms the basis for the managing committee members’ bonus funding amounts, are also appropriate performance measurements for the managing committee members because:

>	EPS is an important indicator of profitability that aligns the interests of the executive officers with those of shareholders;

>	EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

>	the business line income targets are the fundamental drivers of the company’s revenues and income before taxes;

>

using business line and corporate targets that are part of the company’s annual financial plan, which is approved by the company’s Board of Directors after discussion of, among other things, the degree of achievability of that financial plan, is designed to create goals that are challenging yet reasonably achievable, which should not only tend to result in bonus funding amounts that are at approximately 100% of target, but also to provide incentives to take appropriate amounts of risk to achieve those goals (see “Corporate Governance — Risk Oversight by the Board of Directors – Risk Inherent in Compensation Policies and Practices” above); and

>	the Committee values the clear alignment of incentives for executive officers and other management employees resulting from shared performance metrics.

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Compensation Discussion and Analysis

After total bonus funding for the managing committee members has been determined in the aggregate as outlined above, the actual cash bonus award for each managing committee member, including the NEOs, is determined by the Committee as described below.

Determination of NEO Cash Bonus Amounts

The cash bonus awards for managing committee members in 2011 were determined in January 2012 based on 2011 corporate and business line performance. While the initial calculation of the incentive bonus amounts is determined by formula as described above, the actual bonus amounts awarded by the Committee are discretionary. Beginning with the amount determined as described above, the Committee then determines the final amount of each executive officer’s annual incentive award based on the Committee’s consideration of his or her individual performance and contributions during the year.

With the view that the level of each managing committee member’s cash bonus should reflect more closely the levels of the cash bonuses received by the people who work, directly or indirectly, under his or her management, one factor considered by the Committee in setting the final individual bonus award for each managing committee member that manages a revenue-producing business was the amount by which the total funding levels for the bonus pools of the business lines for which the managing committee member is responsible differed from their target funding levels. The Committee also considered the CEO’s individual performance, and the CEO’s views regarding the individual performance of the other managing committee members, in determining managing committee members’ cash bonuses, including performance relative to risk management, internal leadership, development and other business goals, as well as factors including credit quality and audit and compliance results. Finally, the Committee reviews the level of our corporate performance relative to our peer group in the profitability measures primarily used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return, as a check on the appropriateness of the award levels in the context of these operational performance measures.

Awards for the NEOs are determined using the formula contained in the annual cash incentive plan and granted under our 2006 Executive Incentive Plan (the “EIP”). The EIP sets the maximum award level that can be given to any NEO under the plan for any year at 0.2% of the company’s net income for the year. The Committee then uses negative discretion to reduce the amount of an executive’s cash bonus award to an amount that is determined based on the process described above. This maximum award amount was established principally to position the EIP to comply with regulations under Section 162(m) of the Internal Revenue code, as amended (the “Code”), and is not indicative of the expected level of actual awards.

Long-Term Incentive Awards

Fifty percent of the value of each NEO’s long-term incentive award is comprised of performance RSUs, and 50% is comprised of stock options. RSU award amounts are adjusted after review of our ROE performance during the year following the grant date, as described in detail below. Both RSUs and options vest ratably over four years from the grant date, and RSU awards are settled in shares of our common stock. Cash dividends on unvested RSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares actually earned by the executives.

Long-Term Incentive Award Amounts

Historically, the grant date dollar values of the long-term incentive awards have been primarily based on peer group compensation surveys. However, due to the unusual economic, legislative and regulatory environment during the past several years, the compensation levels for executive officers in our peer group have varied widely since 2008. In particular, the regulatory environment has affected executive compensation differently at each peer group company. Due to the significant variations in types of compensation plans and in compensation levels, including differences resulting from compensation restrictions applicable to some peer group companies still subject to restrictions under the government’s Troubled Asset Relief Program, the usefulness of comparative compensation survey results has been limited since 2008. In part because of the difficulty of evaluating peer group data, the long-term equity awards granted in February 2011 reflected modest upward adjustments for certain managing committee members, including all of the NEOs, largely based on their 2010 performance and in recognition of those individuals’ value to the company. The long-term equity awards granted in February 2012 were in the same amounts as 2011 for certain NEOs and reflected modest upward adjustments for others, largely based on considerations of internal equity and

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Compensation Discussion and Analysis

individual performance. These awards, and the awards granted in February 2011, were granted under the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”).

The Committee’s analysis indicates that U.S. Bancorp’s long-term incentive awards have been in the upper quartile of our peer group. This equity award level is consistent with the level of the company’s performance relative to the peer group in the profitability measures primarily used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return. These measures are reviewed by the Committee annually at the time that equity awards are made as a check on the appropriateness of the equity award levels. The equity award level also reflects the Committee’s emphasis on long-term compensation being aligned with the company’s performance over a several-year period, and the resulting high proportion of total compensation represented by equity awards with vesting periods minimizes the risk of short-term cash bonuses encouraging excessive risk-taking behavior.

Determination of Final Award Amount of Performance RSUs

For each RSU grant, the Committee establishes one-year target levels for U.S. Bancorp’s absolute level of ROE and U.S. Bancorp’s ROE ranking among its peer group. ROE is used as the performance measure because it directly reflects the return generated by the company on its shareholders’ investment. ROE encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry. Importantly, achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring a decision-making process that establishes an appropriate balance between achieving the highest return on invested capital and managing risk within the company’s established risk tolerance levels. Using ROE as a performance measure aligns the interests of the executives with that of long-term company shareholders, as sustaining a high return on equity is a primary driver of strong earnings growth.

The target level of absolute ROE achievement arises directly from the company’s annual financial plan, which is approved by the company’s Board of Directors after discussion of, among other things, the degree of achievability of that financial plan, and is therefore designed to be a goal that is challenging yet reasonably achievable, and which should tend to result in performance that is at or near target levels.

Based on U.S. Bancorp’s combined performance relative to each of these targets, the number of units subject to each award may be adjusted downward by as much as 75% or adjusted upward by as much as 50% one year after the date of grant, as determined by interpolation between the target numbers. The Committee believes that the RSU adjustment structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. For example, if our ROE is less than the specified ROE minimum for U.S. Bancorp, the target award number will be reduced, even if our ROE is at or above the 75th percentile in the peer group ROE ranking. In such a case, the executive’s final award (i.e. the number of RSUs that are in fact awarded and eligible to vest over the vesting period) will be less than target, even if U.S. Bancorp substantially outperforms every other company in the peer group. Conversely, if our relative ROE is significantly below the median in the peer group ROE ranking, the executive’s target award number will be reduced, even if U.S. Bancorp’s absolute ROE substantially exceeds the target ROE for U.S. Bancorp. Thus, executives are not rewarded for poor performance simply because peer group members have even worse performance, nor are they rewarded for exceeding expectations (set at the beginning of the performance year) if performance relative to peers is substandard.

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Compensation Discussion and Analysis

Our corporate performance exceeded expectations in many respects in 2011, including in ROE. The following chart shows the payout matrix set by the Committee at the time the 2011 awards were made. Based on these pre-established parameters, U.S. Bancorp’s ROE of 15.5%, after downward adjustment for significant non-recurring items in the year, was between the target and maximum levels for the 2011 award (on the vertical axis). In comparison to its peer group, U.S. Bancorp’s ROE ranked first, which was above the 75th percentile (on the horizontal axis). The final adjustment resulted in the number of units ultimately awarded being adjusted upward to 140.6% of the target number of units awarded.

2011 ROE PERFORMANCE MATRIX

		Target Award Number Percentage
Company ROE Result (Vertical Axis)	Company ROE of 17% or more	87.5%	125%	150%
	Company ROE Target (13%)	62.5%	100%	125%
	Company ROE of 9% or less	25.0%	62.5%	87.5%

		Peer Group ROE Ranking at 25th %ile or below	Peer Group ROE Ranking at Median	Peer Group ROE Ranking at 75th %ile or above
		Peer Group ROE Ranking (Horizontal Axis)

By using a sliding scale for each ROE performance measure, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, providing for a performance-based award while mitigating the incentive for excessive risk-taking that may result from an “all-or-nothing” award.

The Committee believes that using a one-year performance cycle for the performance RSUs provides important clarity for the NEOs and a strong pay and performance link. The one-year performance period creates a sense that strong leadership and effort will directly affect the number of RSUs ultimately received. The Committee has carefully considered using a longer cycle for its performance-based equity grants, but believes that the uncertainty in the economy and the financial industry, as well as the regulatory environment affecting our business, could have a significant effect on the company’s ROE over a longer time horizon. The link between performance and pay would be weakened and the incentive effect of the award reduced if members of executive management perceived that the relationship between their performance and their ultimate award value may be largely diluted by factors outside of their control.

Decision-Making and Policies

Process for Determining Compensation

Executive compensation is determined by the Committee, which is composed entirely of independent outside directors and is responsible for setting our compensation policy. The Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of Frederic W. Cook & Co., Inc. (“Cook & Co.”), its independent professional compensation consultant. The Committee also sets the total amount and types of compensation paid to members of the Board of Directors. Our CEO and our executive vice president of human resources, also with the help of the independent compensation consultant, develop initial recommendations for all components of compensation for the other managing committee members and present their recommendations to the Committee for review and approval.

In making executive compensation determinations, our Committee has also considered the results of the non-binding, advisory shareholder votes on our executive compensation program in 2011, 2010 and 2009. Our shareholders approved our executive compensation program in each of those years, most recently overwhelmingly approving it by 93.4% in 2011. The Committee was mindful of our shareholders’ strong endorsement of the Committee’s decisions and policies to date and decided to retain our general approach to executive compensation

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Compensation Discussion and Analysis

during 2011, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our shareholders. The Committee will continue to consider the results from this year’s and future advisory shareholder votes regarding our executive compensation program.

Peer Group Analysis

Using peer information as a point of reference, the Committee focuses on corporate, business line and individual performance in determining each component of compensation. In order to recruit and retain high-performing executives, our compensation program must be competitive with the compensation opportunities provided by companies with which we compete for executive talent. In performing market checks on the level of compensation of our CEO and the other managing committee members, the Committee uses the same financial services peer group for comparative compensation data that management uses for annual financial performance comparisons.

For 2011, this peer group was unchanged from that used in prior years, and was composed of the following companies, ranked in order of asset size as of December 31, 2011, and showing U.S. Bancorp’s relative positioning within the group:

2011 U.S. Bancorp Peer Group

JPMorgan Chase & Co. Bank of America Corporation Wells Fargo & Company U.S. Bancorp The PNC Financial Services Group, Inc.	SunTrust Banks, Inc. BB&T Corporation Regions Financial Corporation Fifth Third Bancorp KeyCorp

This group was chosen by management for financial comparison purposes because these financial institutions, along with U.S. Bancorp, represent the ten largest financial services companies based in the United States that provide retail banking services, other than Citigroup. The company and the Committee believe that Citigroup has a significantly different business mix from U.S. Bancorp, and Citigroup is therefore not included in this group. All of these peer companies are included in the KBW Bank Index, which we believe is the most appropriate stock market index to use for financial comparison purposes, and which is used in the Stock Performance Chart presented on page 131 of our 2011 Annual Report. The Committee believes that it is appropriate to monitor relative compensation amounts with respect to the same peer group that is used by management and the Board for financial performance comparisons, and which is also the group that management believes to be its primary industry competitors for customer market share and executive talent.

Compensation Market Checks

In January of each year, at the time that compensation decisions are made with respect to amounts of annual incentive awards and long-term incentive awards, the Committee reviews the past year’s company performance relative to the peer group in the profitability measures primarily used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return, stock price performance and company valuation. This review serves as a check on the appropriateness of the equity award levels that have been set by the Committee, as well as the appropriateness of the cash bonus funding levels that result from the application of the formula contained in the annual cash incentive plan.

Later in the year, after complete compensation information is known for our peer group for the preceding fiscal year, the Committee conducts a more specific comparison of relative total compensation levels for the NEOs against various relative one-, three- and five-year performance measures. In performing this check during 2011, the Committee reviewed the following performance measures against the grant date value of executive compensation earned in 2010:

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Compensation Discussion and Analysis

(1)	Source: Standard & Poor’s Research Insight (“SPRI”); data is effective through December 31, 2010.

(2)

SPRI computes revenue growth as (a) fiscal year (“FY”) net sales divided by net sales for the prior FY, minus (b) 1. These numbers were not adjusted by SPRI for certain significant acquisitions by our peers during these time periods that positively impacted their revenue growth.

(3)	SPRI computes EPS growth as (a) FY diluted earnings per share (excluding extraordinary items) divided by diluted earnings per share (excluding extraordinary items) for the prior FY, minus (b) 1.

(4)	SPRI computes net income growth as (a) FY net income (before extraordinary items) divided by the net income (before extraordinary items) of the prior FY, minus (b) 1.

(5)	SPRI computes EBITDA margin as FY earnings (before interest, taxes, depreciation and amortization) divided by FY net sales.

(6)	SPRI computes return on average assets as FY net income (before extraordinary items) divided by the average of the fiscal year end (“FYE”) total assets and prior year FYE total assets.

(7)	SPRI computes return on average equity as (a) FY net income (before extraordinary items) divided by (b) the average of the FYE total common equity and the prior year FYE total common equity.

(8)

SPRI computes return on invested capital as FY net income (before extraordinary items) divided by FYE invested capital. Invested capital includes total long-term debt, preferred stock, minority interest, and total common equity.

(9)	SPRI computes total shareholder return as annual common stock value appreciation plus reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends.

(10)

SPRI computes market to book as (a) a company’s market value based on the closing common stock price at FYE multiplied by the number of the company’s common shares outstanding, divided by (b) common equity as reported.

(11)	Total compensation is the sum of 2010 base salary, annual incentive for 2010, and the grant date fair value of long-term incentives awarded in 2011 for 2010 performance.

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Compensation Discussion and Analysis

These market checks are used to assess the alignment of relative compensation levels within the peer group with relative performance levels within the group, to ensure that relative levels of pay are competitive with those of the companies with whom the company competes for executive talent, while remaining reasonable and appropriate.

Tally Sheets

Each year, after that year’s compensation determinations have been made, a tally sheet summarizing the following information for all of the NEOs is reviewed by the Committee and the Board:

>	total compensation for the past three years;

>	current value of outstanding vested and unvested equity awards based on year-end fair market values (using the Black-Scholes option-pricing model for stock options);

>	deferred compensation balances;

>	present value of their accumulated pension benefits;

>	value of perquisites; and

>	value of termination benefits.

Compensation Committee Consultant

The Committee retains Cook & Co. to:

>	provide advice regarding compensation program design, competitive practices, market trends and peer group composition;

>	make recommendations to the Committee in setting the pay of our CEO;

>	provide the same advisory services to the Committee and our CEO and executive vice president of human resources regarding the compensation of the other managing committee members; and

>	advise the Board of Directors on director compensation.

Cook & Co. does not provide any other services to our company.

The Committee reviews Cook & Co.’s independence annually. In conducting this review in 2011, the Committee considered:

>	the absence of any other services Cook & Co. provides to the company;

>	the amount of fees received by Cook & Co. from the company as a percentage of Cook & Co.’s revenue;

>	Cook & Co’s compliance with its conflict of interest policies with respect to its engagement;

>	the absence of any business or personal relationships between Cook & Co. and any Committee member; and

>	Cook & Co’s lack of ownership of any U.S. Bancorp stock.

Risk Considerations in Setting Managing Committee Compensation

The Committee recognizes that the structure of our compensation program for managing committee members, to the extent that it rewards achievement of annual financial performance goals and consists partly of awards tied to the company’s stock value, could lead to behaviors that focus executives on short-term performance rather than on our company’s long-term welfare. If these behaviors were to occur, they could weaken the link between pay and performance, and diminish the correlation between executive compensation and the return realized by our shareholders. Therefore, in addition to the overall risk reviews done by the Committee and described above under “Corporate Governance — Risk Oversight by the Board of Directors — Risk Inherent in Compensation Policies and Practices,” the Committee also reviews the compensation packages and components for the managing committee

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Compensation Discussion and Analysis

members as they are determined each year, in order to assess the incentives for risk-taking contained in them and to balance them with the other goals of the compensation program. As part of this review, the Committee considers the overall risk tolerance of the company approved by the Board of Directors in relation to the levels of risk inherent in the compensation plans and programs and the performance targets set each year.

In evaluating the incentives for risk-taking in compensation plans and policies for managing committee members, the Committee considered the following risk-mitigating aspects of those plans and policies, as well as the more general structural elements of our compensation programs described under “Corporate Governance — Risk Oversight by the Board of Directors — Risk Inherent in Compensation Policies and Practices” above:

>

The starting point for setting the annual short-term cash incentive award amounts for the NEOs is overall corporate (rather than business line) performance. This structure encourages the overall achievement of annual goals important to our success, while mitigating the incentives to take excessive risks in order to achieve those goals that may exist where incentive amounts are more closely linked to performance of a business line managed by the individual.

>

A “risk scorecard analysis” is performed for all senior management-level employees, including managing committee members, and is reviewed by our Incentive Risk Committee, which is described above under “Corporate Governance — Risk Oversight by the Board of Directors—Risk Inherent in Compensation Policies and Practices.” The results of this analysis, which is a formalization of a process that had also been conducted in past years, may result in annual incentive compensation adjustments in cases of inadequate risk management.

>

The majority of the total compensation received by managing committee members is in the form of equity awards with long-term vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

>

The performance RSUs use ROE as the measure of corporate performance for determining the final number of units subject to the award. Achieving a high ROE requires a decision-making process that establishes an appropriate balance between achieving the highest return on invested capital and managing risk within the company’s established risk tolerance levels.

>

Beginning in 2012, the equity award agreements for managing committee members contain a provision that cancels the vesting of equity awards if it is determined that the executive exhibited an inadequate sensitivity to risk that caused a material adverse impact on the company or the executive’s line of business.

>	The company’s incentive compensation “clawback” policy discourages risk-taking that would lead to improper financial reporting.

>

Executives are required to hold significant amounts of company stock through ownership guidelines, which is supported by a policy prohibiting hedging and pledging of company stock, and which supports the alignment of executives’ interests with long-term shareholder interests.

Stock Ownership

The Committee believes that significant ownership of our common stock by our managing committee members directly aligns their interests with those of our other shareholders and also helps balance the incentives for risk-taking inherent in equity-based awards. We have had a requirement for many years that our senior executives hold significant amounts of company stock. The current ownership requirements are:

Officer	Requirement
CEO	5 x base salary
Other managing committee members	3 x base salary

U.S. Bancorp 2012 Proxy Statement	31

Compensation Discussion and Analysis

Compensation Determinations for Named Executive Officers

Each year in January, our Committee sets base salaries for the managing committee members for the year, makes the bonus payout determinations for the prior year and sets the long-term incentive award to complete the prior year’s total compensation package.

Mr. Davis

Mr. Davis serves as our Chairman, President and CEO. In assessing Mr. Davis’s individual performance during 2011, the Committee performed an evaluation that identified and examined a broad range of corporate and individual performance factors, including strong, ethical company leadership; industry leadership in responding to legislative and regulatory developments; consistent and disciplined progress toward strategic goals; achievement of financial plans; and effective representation of the company with external constituents such as investors, customers, analysts, rating agencies and media.

	2011	% Change	2010
Base Salary	$975,037	—	$975,037
Annual Cash Incentive Bonus	$3,200,000	2.7%	$3,115,125
Long-Term Incentive	$6,000,000	9.1%	$5,500,000
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$10,175,037	6.1%	$9,590,162

Mr. Davis’s base salary was unchanged for 2011. His incentive cash bonus award was determined by the Committee as described above earlier in this section under “Annual Cash Incentive Awards,” beginning with the 136.3% funding level for target bonuses arrived at under the formula contained in the corporate cash bonus plan. Mr. Davis’s target bonus of 225% of salary was $2,193,833, and based on the formula funding level of 136.3% of target bonuses, the starting point for Committee consideration based on individual performance factors was $2,990,195. The Committee determined to increase this amount to $3,200,000 for Mr. Davis, based on his strong individual performance in 2011, as detailed above, resulting in his receiving a cash bonus of 145.9% of target.

The value of Mr. Davis’s long-term incentive award made in 2012 as part of his 2011 compensation package was 9.1% higher than the prior year’s award. The Committee believed that Mr. Davis’s long-term equity award should be increased over the amount of the prior year’s award because of his excellent performance; his outstanding leadership in the company, the financial services industry, and the community; his tenure in his position; and the relative performance of the company under his leadership compared to peer group companies.

Mr. Cecere

Mr. Cecere serves as our Vice Chairman and CFO. The Committee reviewed the CEO’s evaluation of Mr. Cecere’s performance, which included achievement of financial plans; strong balance sheet management; effective representation of the company with investors, analysts and rating agencies; strong support of investment, strategic and regulatory initiatives, including outstanding management of Federal Reserve stress testing processes and results; and analysis and implementation relating to changing regulatory capital frameworks, directly resulting in early achievement of anticipated new capital requirements.

	2011	% Change	2010
Base Salary	$625,024	3.5%	$603,773
Annual Cash Incentive Bonus	$1,360,000	3.6%	$1,313,000
Long-Term Incentive	$3,750,000	7.1%	$3,500,000
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$5,735,024	5.9%	$5,416,773

The Committee increased Mr. Cecere’s base salary modestly for 2011, based on its recognition of his tenure and experience as one of the longest-serving CFOs in our peer group and the significant value he brings to the company. His incentive cash bonus award was determined by the Committee as described above earlier in this section under

32	U.S. Bancorp 2012 Proxy Statement

Compensation Discussion and Analysis

“Annual Cash Incentive Awards,” beginning with the 136.3% funding level for target bonuses arrived at under the formula contained in the corporate cash bonus plan. Mr. Cecere’s target bonus of 150% of salary was $937,536, and based on the formula funding level of 136.3% of target bonuses, the starting point for Committee consideration based on individual performance factors was $1,277,862. The Committee determined to increase this percentage to 145% of target for Mr. Cecere, based on his strong individual performance as detailed above and the recognition of his professional excellence throughout the organization and the industry, to arrive at a cash bonus of $1,360,000.

The value of Mr. Cecere’s long-term incentive award made in 2012 as part of his 2011 compensation package was 7.1% higher than the prior year’s award. The Committee believed that Mr. Cecere’s long-term equity award should be increased over the amount of the prior year’s award in order to recognize his significant contributions to the company.

Ms. Joseph

Ms. Joseph serves as Vice Chairman of U.S. Bancorp with responsibility for our payment services business and as Chairman and Chief Executive Officer of Elavon, Inc., a subsidiary of U.S. Bancorp. The Committee reviewed the CEO’s evaluation of Ms. Joseph’s performance, which included strong leadership of the varied aspects of her business lines, including increased international expansion of the Elavon business; successful responses to significant changes in regulatory requirements affecting her business line; development of a strong women’s leadership initiative within her businesses; and implementation of various service initiatives.

	2011	% Change	2010
Base Salary	$603,773	—	$603,773
Annual Cash Incentive Bonus	$1,094,000	(8.2)%	$1,192,000
Long-Term Incentive	$2,000,000	—	$2,000,000
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$3,697,773	(2.6)%	$3,795,773

Ms. Joseph’s base salary was unchanged for 2011. Her incentive cash bonus award was determined by the Committee as described above earlier in this section under “Annual Cash Incentive Awards,” beginning with the 136.3% funding level for target bonuses arrived at under the formula contained in the corporate cash bonus plan. Ms. Joseph’s target bonus of 125% of salary was $754,716, and based on the formula funding level of 136.3% of target bonuses, the starting point for Committee consideration based on individual performance factors was $1,028,678. The Committee determined to increase this percentage to approximately 145% of target for Ms. Joseph, based on her strong individual performance as detailed above and very strong financial results in her business lines despite the limits on traditional sources of revenue imposed by regulation during the year, offset slightly by a downward adjustment following the risk scorecard analysis process, relating to risk management results within her business lines. As a result, her cash bonus was $1,094,000. The value of Ms. Joseph’s long-term equity award was unchanged from 2010.

Mr. Payne

Mr. Payne serves as our Vice Chairman and has responsibility for our wholesale banking operations. The Committee reviewed the CEO’s evaluation of Mr. Payne’s performance, which included his leadership in the continuing development of our wholesale banking division, including expansion in the capital markets business; his leadership in establishing the company’s municipal bond business; and his recent increased responsibility for our middle-market commercial banking operations.

	2011	% Change	2010
Base Salary	$500,019	8.7%	$460,018
Annual Cash Incentive Bonus	$937,500	10.9%	$845,000
Long-Term Incentive	$2,200,000	10.0%	$2,000,000
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$3,637,519	10.1%	$3,305,018

U.S. Bancorp 2012 Proxy Statement	33

Compensation Committee Report

The Committee increased Mr. Payne’s base salary for 2011 to reflect his increased responsibilities with the addition of middle-market commercial banking operations. His incentive cash bonus award was determined by the Committee as described above earlier in this section under “Annual Cash Incentive Awards,” beginning with the 136.3% funding level for target bonuses arrived at under the formula contained in the corporate cash bonus plan. Mr. Payne’s target bonus of 125% of salary was $625,024, and based on the formula funding level of 136.3% of target bonuses, the starting point for Committee consideration based on individual performance factors was $851,908. The Committee determined to increase this percentage to 150% of target for Mr. Payne, based on his strong individual performance as detailed above, and particularly in light of the strong financial performance of his business lines, to arrive at a cash bonus of $937,500.

The value of Mr. Payne’s long-term incentive award made in 2012 as part of his 2011 compensation package was 10% higher than the prior year’s award. The Committee believed that Mr. Payne’s long-term equity award should be increased over the amount of the prior year’s award, primarily in recognition of the success of his first year of responsibility for the middle-market commercial banking operations.

Mr. Hartnack

Mr. Hartnack serves as our Vice Chairman and has responsibility for our consumer and small business banking operations. The Committee reviewed the CEO’s evaluation of Mr. Hartnack’s performance, which included strong leadership of our consumer and small business banking division, and of the mortgage division in particular; increased customer satisfaction; and successful efforts in increasing the company’s distribution of retail financial services.

	2011	% Change	2010
Base Salary	$603,773	—	$603,773
Annual Cash Incentive Bonus	$1,141,000	(11.2)%	$1,285,000
Long-Term Incentive	$1,800,000	—	$1,800,000
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$3,544,773	(3.9)%	$3,688,773

Mr. Hartnack’s base salary was unchanged for 2011. His incentive cash bonus award was determined by the Committee as described above earlier in this section under “Annual Cash Incentive Awards,” beginning with the 136.3% funding level for target bonuses arrived at under the formula contained in the corporate cash bonus plan. Mr. Hartnack’s target bonus of 140% of salary was $845,282, and based on the formula funding level of 136.3% of target bonuses, the starting point for Committee consideration based on individual performance factors was $1,152,120. The Committee determined to reduce this percentage slightly to 135% of target for Mr. Hartnack as a result of the actual performance of his business lines, to arrive at a cash bonus of $1,141,000. The value of Mr. Hartnack’s long-term equity award was unchanged from 2010.

COMPENSATION COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2011 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp

Jerry W. Levin, Chair Victoria Buyniski Gluckman Arthur D. Collins, Jr.	David B. O’Maley Richard G. Reiten Patrick T. Stokes

34	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the individuals who served as our CEO or CFO during 2011 and each of our three other most highly compensated executive officers in 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)

Richard K. Davis Chairman, President and Chief Executive Officer	2011 2010 2009	975,037 975,037 915,491	2,750,000 9,500,000 2,500,000	(6) (8) (9)	2,750,000 2,500,000 2,500,000	3,200,000 3,115,125 677,588	3,930,307 2,666,929 1,583,391	14,114 14,114 35,376	(7)	13,619,458 18,771,205 8,211,846

Andrew Cecere Vice Chairman and Chief Financial Officer	2011 2010 2009	625,024 603,773 581,819	1,750,000 5,500,000 1,500,000	(6) (8) (9)	1,750,000 1,500,000 1,500,000	1,360,000 1,313,000 287,083	954,753 918,078 295,184	32,163 13,754 13,662	(10)	6,471,940 9,848,605 4,177,748

Pamela A. Joseph Vice Chairman, Payment Services	2011 2010 2009	603,773 603,773 581,819	1,000,000 2,720,000 850,000	(6) (8) (9)	1,000,000 850,000 850,000	1,094,000 1,192,000 239,236	1,536,113 1,070,276 515,667	12,975 28,988 23,550	(11)	5,246,861 6,465,037 3,060,272

Richard B. Payne, Jr. Vice Chairman, Wholesale Banking	2011 2010 2009	500,019 460,018 443,918	1,000,000 1,600,000 800,000	(6) (8) (9)	1,000,000 800,000 800,000	937,500 845,000 182,275	354,213 120,206 112,500	29,200 22,104 35,029	(12)	3,820,932 3,847,328 2,373,722

Richard C. Hartnack Vice Chairman, Consumer and Small Business Banking	2011 2010 2009	603,773 603,773 581,819	900,000 1,600,000 800,000	(6) (8) (9)	900,000 800,000 800,000	1,141,000 1,285,000 267,944	35,369 235,663 213,493	29,200 20,780 29,100	(12)	3,609,342 4,545,216 2,692,356
(1)

The amounts in this column are calculated based on the number of restricted shares or units awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We made performance-based restricted stock unit awards to these officers in February 2012. The 2012 awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement. In accordance with SEC rules, none of the 2012 awards are included in this column.

(2)

The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 18 to our consolidated financial statements in our 2011, 2010 and 2009 Annual Reports on Form 10-K. We made stock option awards to these officers in February 2012. Their 2012 awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement. In accordance with SEC rules, none of the 2012 awards are included in this column.

(3)

Except for Mr. Payne’s 2009 award, which was granted under our broad-based, management level Annual Incentive Plan, the amounts in this column relate to awards granted under our EIP. The EIP and these awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement.

(4)

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. The increase in value is primarily due to a decrease in the discount rate and the increase in the age of the officers and the officers’ years of service. All of the pension benefits for Messrs. Davis and Payne and Ms. Joseph are based on their respective highest five consecutive years’ average pay. For Mr. Cecere, the aggregate supplemental benefits are based on his final three consecutive years’ average pay, and his remaining pension benefits accrue using the cash balance formula of our pension plan as described below under the heading “Pension Benefits — Defined Benefit Pension Plans.” Mr. Hartnack is eligible for a fixed amount of total retirement benefits, which is reduced by benefits he earned at his former employers, as further explained below under the heading “Pension Benefits — Supplemental Retirement Benefits.” Pay includes both base pay and cash incentive awards earned in the applicable year.

The net present values of the pension benefits as of December 31, 2011, 2010 and 2009, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 17 to our consolidated financial statements included in our 2011 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading “Pension Benefits.” We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

U.S. Bancorp 2012 Proxy Statement	35

Executive Compensation

(5)

The company occasionally allows its executives the personal use of tickets for sporting and special events previously acquired by the company for the purpose of business entertainment. There is no incremental cost to the company for the use.

(6)

The 2011 values in this table reflect the fair market value of each officer’s target payout for the 2011 performance-based restricted stock units on the grant date. Each of these officers had the number of units subject to these awards increased to 140.6% of their respective target amounts based on our actual 2011 performance compared to the targets set in the award agreements. The fair market value of the maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $4,125,000; (ii) Mr. Cecere, $2,625,000; (iii) Ms. Joseph and Mr. Payne, $1,500,000; and (iv) Mr. Hartnack, $1,350,000.

(7)	Includes parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; and home security system costs of $1,134.

(8)

On February 16, 2010, we made two grants of performance-based restricted stock unit awards to these officers. One grant was the annual long-term incentive grant to these officers, and the other was a special one-time retention equity award to the officers. The 2010 values in this table reflect the fair market value of each officer’s target payout on the grant date for the two awards. For each officer’s 2010 performance-based restricted stock units, each of these officers had the number of units subject to these awards increased to 141.9% of their respective target amounts based on our actual 2010 performance compared to the targets set in the award agreements. The fair market value of the target and maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $2,500,000 target and $3,750,000 maximum; (ii) Mr. Cecere, $1,500,000 target and $2,250,0000 maximum; (iii) Ms. Joseph, $850,000 target and $1,275,000 maximum; and (iv) Messrs. Payne and Hartnack, $800,000 target and $1,200,000 maximum.

None of the special one-time retention equity awards will vest unless the average of our annual ROE in 2010, 2011 and 2012 is at or above the 50th percentile of the average annual peer group ROE during this three-year period. Target payouts are the same as the maximum payouts for those awards and are as follows: (i) Mr. Davis, $7,000,000; (ii) Mr. Cecere, $4,000,000; (iii) Ms. Joseph, $1,870,000; and (iv) Messrs. Payne and Hartnack, $800,000.

(9)

We made performance-based restricted stock unit awards to these officers on March 2, 2009, but Messrs. Davis and Cecere declined to accept those awards. On October 22, 2009, the Compensation and Human Resources Committee replaced the awards that those officers declined to accept. The 2009 values in this table reflect the fair market value of each officer’s target payout on the respective grant date. Each of these officers had the number of units subject to these awards reduced to 87.5% of their respective target amounts based on our actual 2009 performance compared to the targets set in the award agreements. The fair market value of the maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $3,750,000; (ii) Mr. Cecere, $2,250,0000; (iii) Ms. Joseph, $1,275,000; and (iv) Messrs. Payne and Hartnack, $1,200,000.

(10)

Includes parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; reimbursement of financial planning expenses of $18,195; and home security system costs of $988.

(11)	Includes a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800 and reimbursement of financial planning expenses of $3,175.

(12)	Includes parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; and reimbursement of financial planning expenses of $16,220.

Grants of Plan-Based Awards

The following table summarizes the equity and non-equity plan-based awards granted in 2011 to the executive officers named in the Summary Compensation Table. This table does not include the equity awards granted in 2012, which are discussed above under the heading “Compensation Discussion and Analysis.” The first line of information for each executive contains information about the 2011 cash awards (paid in February 2012) that each executive was eligible to receive under our EIP, and the remaining information relates to performance-based restricted stock units and stock options granted in 2011 under our 2007 Stock Plan.

36	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards for Fiscal 2011

Name	Grant Date		Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)

Richard K. Davis	—		—	2,193,750	9,744,000	—	—	—	—	—	—
	2/16/11	(4)	1/17/11	—	—	23,952	95,818	143,726	—	—	2,750,000
	2/16/11	(5)	1/17/11	—	—	—	—	—	260,172	28.70	2,750,000

Andrew Cecere	—		—	937,500	9,744,000	—	—	—	—	—	—
	2/16/11	(4)	1/17/11	—	—	15,243	60,975	91,462	—	—	1,750,000
	2/16/11	(5)	1/17/11	—	—	—	—	—	165,564	28.70	1,750,000

Pamela A. Joseph	—		—	754,687	9,744,000	—	—	—	—	—	—
	2/16/11	(4)	1/17/11	—	—	8,708	34,843	52,263	—	—	1,000,000
	2/16/11	(5)	1/17/11	—	—	—	—	—	94,607	28.70	1,000,000

Richard B. Payne, Jr.	—		—	625,000	9,744,000	—	—	—	—	—	—
	2/16/11	(4)	1/17/11	—	—	8,708	34,843	52,263	—	—	1,000,000
	2/16/11	(5)	1/17/11	—	—	—	—	—	94,607	28.70	1,000,000

Richard C. Hartnack
	—		—	845,250	9,744,000	—	—	—	—	—	—
	2/16/11	(4)	1/17/11	—	—	7,838	31,358	47,036	—	—	900,000
	2/16/11	(5)	1/17/11	—	—	—	—	—	85,149	28.70	900,000

(1)

These columns show the potential payments for each of these executive officers under our EIP in 2012, for 2011 performance. Additional information regarding our EIP is included above in “Compensation Discussion and Analysis — Compensation Components — Annual Cash Incentive Awards.” The actual bonus incentive amounts paid based on our performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

Our EIP provides the opportunity for each participant in the plan to earn a bonus incentive amount equal to or less than 0.2% of our net income for the performance year. Our net income for the 2011 fiscal year was $4.872 billion, and 0.2% of net income was $9.744 million.

(3)

The fair value of the performance-based restricted stock units was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date. The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations for the options granted on February 16, 2011, were: risk-free rate of return of 2.52%, dividend rate of 2.5%, volatility rate of 47.47%, quarterly reinvestment of dividends and an average term of 5.5 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(4)

These performance-based restricted stock unit awards vest at 25% per year, with vesting dates of February 16, 2012, 2013, 2014 and 2015. The target number of award units is adjusted upward or downward using a sliding scale based on (i) our 2011 ROE result versus a predetermined target and (ii) our ROE ranking within our peer group. The performance-based restricted stock unit awards accrue an amount equal to the dividends paid on our shares of common stock, which is paid at the end of the performance period on the number of shares actually earned after the performance adjustment. Based on our actual 2011 performance compared to the targets set in the award agreements for each officer’s 2011 performance-based restricted stock units, each of these officers had the number of units subject to these awards increased to 140.6% of their respective target amounts. Additional information regarding these performance-based restricted stock unit awards is included above in “Compensation Discussion and Analysis — Compensation Components — Long-Term Incentive Awards” and the actual number of units received by each officer after this adjustment is included in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table below.

(5)	These stock options were granted on February 16, 2011, and vest at 25% per year, with vesting dates of February 16, 2012, 2013, 2014 and 2015.

U.S. Bancorp 2012 Proxy Statement	37

Executive Compensation

Outstanding Equity Awards

The following table shows the unexercised stock options and the unvested restricted stock and restricted stock units held at the end of fiscal year 2011 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards At 2011 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard K. Davis	—		260,172	(2)	28.7000	2/16/2021	—		—	—		—
	75,030	(3)	225,092	(3)	23.8600	2/16/2020	—		—	—		—
	152,812	(4)	152,813	(4)	25.3500	10/22/2019	—		—	—		—
	1,093,294	(5)	364,432	(5)	31.0400	1/16/2018	—		—	—		—
	919,118		—		35.7600	1/17/2017	—		—	—		—
	548,297		—		30.0000	1/17/2016	—		—	—		—
	519,010		—		30.4000	1/18/2015	—		—	—		—
	286,900		—		28.5000	1/20/2014	—		—	—		—
	235,591		—		21.4938	12/17/2012	—		—	—		—
	—		—		—	—	134,718	(6)	3,644,122	—		—
	—		—		—	—	111,508	(7)	3,016,291	—		—
	—		—		—	—	—		—	293,378	(8)	7,935,875
	—		—		—	—	43,146	(9)	1,167,099	—		—
Andrew Cecere	—		165,564	(2)	28.7000	2/16/2021	—		—	—		—
	45,018	(3)	135,056	(3)	23.8600	2/16/2020	—		—	—		—
	91,687	(4)	91,687	(4)	25.3500	10/22/2019	—		—	—		—
	655,977	(5)	218,659	(5)	31.0400	1/16/2018	—		—	—		—
	321,691		—		35.7600	1/17/2017	—		—	—		—
	250,650		—		30.0000	1/17/2016	—		—	—		—
	237,262		—		30.4000	1/18/2015	—		—	—		—
	124,300		—		28.5000	1/20/2014	—		—	—		—
	156,054		—		21.4938	12/17/2012	—		—	—		—
	—		—		—	—	85,730	(6)	2,318,997	—		—
	—		—		—	—	66,905	(7)	1,809,780	—		—
	—		—		—	—	—		—	167,644	(8)	4,534,770
	—		—		—	—	25,889	(9)	700,297	—		—
Pamela A. Joseph	—		94,607	(2)	28.7000	2/16/2021	—		—	—		—
	25,510	(3)	76,532	(3)	23.8600	2/16/2020	—		—	—		—
	117,080	(10)	117,080	(10)	13.1000	3/2/2019	—		—	—		—
	437,317	(5)	145,773	(5)	31.0400	1/16/2018	—		—	—		—
	275,735		—		35.7600	1/17/2017	—		—	—		—
	219,319		—		30.0000	1/17/2016	—		—	—		—
	207,604		—		30.4000	1/18/2015	—		—	—		—
	38,479		—		28.5000	1/20/2014	—		—	—		—
	—		—		—	—	48,987	(6)	1,325,098	—		—
	—		—		—	—	37,911	(7)	1,025,493	—		—
	—		—		—	—	—		—	78,373	(8)	2,119,990
	—		—		—	—	28,388	(9)	767,895	—		—

38	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard B. Payne, Jr.	—		94,607	(2)	28.7000	2/16/2021	—		—	—		—
	24,010	(3)	72,031	(3)	23.8600	2/16/2020	—		—	—		—
	110,193	(10)	110,193	(10)	13.1000	3/2/2019	—		—	—		—
	382,653	(5)	127,551	(5)	31.0400	1/16/2018	—		—	—		—
	294,118		—		35.7600	1/17/2017	—		—	—		—
	118,194		—		31.8100	7/24/2016	—		—	—		—
	—		—		—	—	48,987	(6)	1,325,098	—		—
	—		—		—	—	35,682	(7)	965,198	—		—
	—		—		—	—	—		—	33,528	(8)	906,932
	—		—		—	—	26,719	(9)	722,749	—		—
Richard C. Hartnack	—		85,149	(2)	28.7000	2/16/2021	—		—	—		—
	24,010	(3)	72,031	(3)	23.8600	2/16/2020	—		—	—		—
	30,000	(10)	110,193	(10)	13.1000	3/2/2019	—		—	—		—
	349,854	(5)	116,618	(5)	31.0400	1/16/2018	—		—	—		—
	275,735		—		35.7600	1/17/2017	—		—	—		—
	219,319		—		30.0000	1/17/2016	—		—	—		—
	265,457		—		28.5500	4/5/2015	—		—	—		—
	—		—		—	—	44,088	(6)	1,192,580	—		—
	—		—		—	—	35,682	(7)	965,198	—		—
	—		—		—	—	—		—	33,528	(8)	906,932
	—		—		—	—	26,719	(9)	722,749	—		—

(1)	The amounts in these columns are calculated using a per share value of $27.05, the closing market price of a share of our common stock on December 30, 2011, the last business day of the year.

(2)	These non-qualified stock options vest at the rate of 25% per year, with vesting dates of February 16, 2012, 2013, 2014 and 2015.

(3)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on February 16, 2011, with remaining vesting to occur on February 16, 2012, 2013 and 2014.

(4)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of October 22, 2010 and 2011, with remaining vesting to occur on October 22, 2012 and 2013.

(5)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of January 16, 2009, 2010 and 2011, with remaining vesting to occur on January 16, 2012.

(6)

These performance-based restricted stock units, the number of which was determined based on our actual 2011 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year, with vesting dates of February 16, 2012, 2013, 2014 and 2015.

(7)

These performance-based restricted stock units, the number of which was determined based on our actual 2010 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on February 16, 2011, with remaining vesting to occur on February 16, 2012, 2013 and 2014.

(8)

If the average of our annual ROE in 2010, 2011 and 2012 is at or above the 50th percentile of the average annual peer group ROE during this three-year period, these retention performance-based restricted stock units will vest at the rate of 50% on the third anniversary of the grant date and 25% on each of the fourth and fifth anniversaries of the grant date, with vesting dates of February 16, 2013, 2014 and 2015. If the performance criteria is not met, these performance-based restricted stock units will be forfeited.

(9)

These performance-based restricted stock units, the number of which was determined based on our actual 2009 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of March 2, 2010 and 2011, with remaining vesting to occur on March 2, 2012 and 2013.

(10)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of March 2, 2010 and 2011, with remaining vesting to occur on March 2, 2012 and 2013.

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Executive Compensation

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal 2011 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard K. Davis	—	—	86,126	2,395,485
Andrew Cecere	86,462	560,265	49,419	1,375,528
Pamela A. Joseph	106,700	372,564	37,300	1,030,328
Richard B. Payne, Jr.	—	—	33,145	916,052
Richard C. Hartnack	80,193	1,029,906	36,850	1,017,457

(1)

Value determined by subtracting the exercise price per share from the market value per share of our common stock on the date of exercise and multiplying the difference by the number of shares acquired on exercise.

(2)

Value determined by multiplying the number of vested shares or units by the closing market price of a share of our common stock on the vesting date, or on the previous business day in the event the vesting date is not on a business day.

Pension Benefits

Defined Benefit Pension Plans

The U.S. Bank Pension Plan was created through the merger of the former U.S. Bancorp’s career average pay defined benefit plan, known as the “U.S. Bancorp Cash Balance Pension Plan,” and the former Firstar Corporation’s non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bank Pension Plan, benefits are calculated using a final average pay formula, based upon the employee’s years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65. Effective January 1, 2010, the company established a new cash balance formula for certain current and all future eligible employees. Participants will receive annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service. Participants will also receive an annual interest credit. Participants in the pension plan that elected to receive pension benefits using the cash balance formula had their existing benefits in the pension plan frozen and will earn future benefits under the cash balance formula. Substantially all employees are eligible to receive benefits under the U.S. Bank Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits under the final average pay formula requires five years of service, or three years of service for the post-2009 cash balance formula. Mr. Cecere was the only officer named in the Summary Compensation Table in this proxy statement that elected to receive pension benefits using the cash balance formula.

Although no new benefits are accrued under the former U.S. Bancorp Cash Balance Pension Plan and Firstar Corporation’s plan for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree’s total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect. This non-qualified plan also provides additional supplemental benefits for certain of our executive officers.

Mr. Davis earned benefits under the former Firstar Corporation’s plan that will be included in his ultimate retirement benefits. Mr. Cecere earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included

40	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

in his ultimate retirement benefits. Ms. Joseph, Mr. Payne and Mr. Hartnack became employees in 2001, 2006 and 2005, respectively, and did not earn benefits under either of these prior plans.

Supplemental Retirement Benefits

Certain of our executive officers, including all of the NEOs except for Mr. Payne, are eligible for a supplemental benefit that augments benefits earned under the U.S. Bank Pension Plan and the non-qualified excess benefits discussed above. Except for Mr. Hartnack, the supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive’s final average cash compensation. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation and Human Resources Committee. As discussed below, Mr. Hartnack’s supplemental benefit is a fixed annual amount. Eligibility for these supplemental benefits is determined by the Compensation and Human Resources Committee based on individual performance and level of responsibility.

Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation and Human Resources Committee. Mr. Davis is eligible for an amount of total retirement benefits at age 62 equal to 60% of the average cash compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Ms. Joseph is eligible for an amount of total retirement benefits at age 62 equal to 55% of the average cash compensation during her five consecutive years of service in which she is most highly compensated. She will become vested in the supplemental benefit at age 56. Mr. Hartnack is eligible for an amount of total retirement benefits at age 65 of $500,000 per year, reduced by benefits he earned at his former employers, Union Bank of California and First Chicago Corporation, which are estimated to provide benefits of approximately $400,000 per year. Mr. Hartnack is fully vested in his supplemental benefit.

For Messrs. Davis and Hartnack and Ms. Joseph, the standard form of payment of the supplemental benefit is a ten-year certain, single life annuity. For a portion of Mr. Cecere’s supplemental benefit, the standard form is either a lump sum or a joint and survivor annuity, depending on the size of the award, and for the remaining portion of the benefit, the standard form is a joint and survivor annuity. Each of Messrs. Davis, Cecere and Hartnack and Ms. Joseph have the option of electing to receive his or her supplemental benefit in other various forms of annuity benefits. In general, this election must be made prior to the applicable officer’s retirement date. In addition, Messrs. Davis and Cecere have the option to elect to receive a portion of their supplemental benefit as a lump sum distribution. This election must be made at least 12 months prior to the applicable officer’s retirement date. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using the same actuarial assumptions for our pension plan obligations discussed in Note 17 to our consolidated financial statements included in our 2011 Annual Report on Form 10-K. The means of calculating the various annuity benefits are described in the pension plan.

U.S. Bancorp 2012 Proxy Statement	41

Executive Compensation

Pension Benefits Table

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1) (2)		Payments During Last Fiscal Year ($)

Richard K. Davis

	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	18	11,051,017		—
	Excess Benefit	18	2,545,279		—
	U.S. Bank Pension Plan	18	364,889		—
	Total		13,961,185	(3)	—

Andrew Cecere

	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	26	1,649,981		—
	Excess Benefit	26	1,160,150		—
	U.S. Bank Pension Plan	26	300,733		—
	Total		3,110,864	(4)	—

Pamela A. Joseph

	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	18	3,358,708		—
	Excess Benefit	18	776,827		—
	U.S. Bank Pension Plan	18	189,691		—
	Total		4,325,226	(5)	—

Richard B. Payne, Jr.

	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	N/A	N/A		—
	Excess Benefit	6	544,973		—
	U.S. Bank Pension Plan	6	196,860		—
	Total		741,833	(6)	—

Richard C. Hartnack

	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	7	495,126		—
	Excess Benefit	7	490,573		—
	U.S. Bank Pension Plan	7	237,449		—
	Total		1,223,148	(6)	—

(1)

The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 17 to our consolidated financial statements included in our 2011 Annual Report on Form 10-K. These assumptions include the use of a 4.8% discount rate for the supplemental and excess plans, a 5.1% discount rate for the qualified pension plan and the RP 2000 mortality table projected to 2010. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2011).

The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 62 for Mr. Davis and Ms. Joseph and 65 for Messrs. Cecere, Payne and Hartnack.

(2)

In the event of the death of one of the officers in this table, a pre-established percentage of the officer’s pension benefits will be paid to the officer’s beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer’s spouse. An additional lump sum death benefit may be payable based on certain actuarial calculations. Except with respect to Ms. Joseph, the present value of the payments to an officer’s beneficiary would not exceed the total present value of accumulated benefits shown in this column. The amounts payable upon the death of Ms. Joseph are discussed below under the heading “Potential Payments Upon Termination or Change-in-Control — Employment Agreement with Pamela A. Joseph.”

(3)

As a result of retirement plan amendments effective December 31, 2008, required by regulatory changes governing deferred compensation, the dates the officers are eligible to begin receiving benefits changed for some of the officers. Mr. Davis is eligible to begin receiving a significant

42	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

portion of his vested pension benefit payments upon retirement and reaching age 55. The remainder of his benefits are payable upon the later of age 62 or retirement. The portion of his benefits starting at retirement and age 55 are reduced by an early retirement benefit formula specified in the applicable plan for each year prior to him reaching age 62. The early retirement benefit formula reduces the annual pension benefit amount payable to Mr. Davis due to the longer benefit payment period related to the earlier commencement of benefits. Assuming that Mr. Davis had retired at the end of 2011 and his benefit payments commenced upon reaching age 55, the present value of his total accumulated pension benefits calculated under the early retirement benefit formula would be approximately $657,815 greater than the total present value of accumulated benefit amount disclosed for him in this table.

(4)

As a result of the retirement plan amendments discussed in footnote (3), Mr. Cecere is eligible to begin receiving a significant portion of his vested supplemental benefits under the U.S. Bancorp Non-Qualified Retirement Plan upon retirement at any age. The remainder of his benefits under that plan are payable upon the later of his reaching age 62 or retirement. If any of the vested benefits are paid before Mr. Cecere reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits. The early retirement reduction formulas are slightly more favorable than a standard actuarial factor. As a result, any portion of the benefit disclosed above that is paid out at the earlier date would be slightly larger than the amounts shown above.

(5)

Includes supplemental benefit amounts which Ms. Joseph may not be entitled to receive because those amounts are not vested. Ms. Joseph is not eligible to begin receiving her vested supplemental or excess benefits before she reaches age 62. Early retirement would not increase the amounts disclosed for her in the table.

(6)	Messrs. Payne and Hartnack are currently vested in 100% of their pension benefits.

Nonqualified Deferred Compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the “Executive Deferred Compensation Plan”), members of our senior management, including all of our executive officers, may choose to defer all or a part of their cash compensation. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in any of the following investment alternatives selected by the participant:

>	shares of our common stock, based on the fair market value of the common stock on the date of deferral, with dividend equivalents deemed reinvested in additional shares; or

>	one of several investment funds.

Effective December 1, 2011, the investment alternatives available under the Executive Deferred Compensation Plan were changed to mirror the investments available in the U.S. Bank 401(k) Savings Plan, which include various investment funds and a U.S. Bancorp common stock fund.

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Executive Compensation

Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the 11-month period from January 1, 2011, through November 30, 2011, and for the new investment options available in December 2011:

Fund Name	FY 2011 Returns
Jan. 1 - Nov. 30
Nuveen Short Term Bond Fund	0.21%
Nuveen Intermediate Government Bond Fund	4.58%
Nuveen Core Bond Fund	3.40%
Nuveen Strategy Balanced Allocation Fund	-0.78%
Nuveen Mid Cap Growth Opportunities Fund	0.98%
Nuveen Mid Cap Value Fund	-7.66%
Nuveen Equity Index Fund	1.19%
Nuveen Large Cap Value Fund	-4.50%
Nuveen Large Cap Growth Opportunities Fund	0.53%
Nuveen Small Cap Value Fund	-1.94%
Nuveen Small Cap Growth Opportunities Fund	-5.23%
First American Prime Obligations Fund	0.05%
U.S. Bancorp Common Stock	-2.44%

Dec. 1 – Dec. 31
Stable Value Fund	0.15%
Bond Index Fund	1.07%
Active Bond Fund	1.70%
US Large Cap Equity Index Fund	1.02%
Active US Large Cap Equity Fund	-1.56%
US Small-Mid Equity Index Fund	-0.12%
Active US Small-Mid Equity Fund	-0.07%
International Equity Index Fund	-2.38%
Active International Equity Fund	-2.67%
Deferred Savings U.S. Bancorp Stock Fund	4.79%

Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the executive officer until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the investment alternative selected by the executive officer, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment, in shares of our common stock, or in up to 20 annual cash installments. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant’s beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the Executive Deferred Compensation Plan, members of our senior management could defer compensation into a prior U.S. Bancorp deferred compensation plan. Under our prior plan, a participant could defer the profit amount associated with U.S. Bancorp stock options or other equity awards. Mr. Davis has deferred amounts under our prior plan.

44	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

The following table summarizes information with respect to the participation of the executive officers named in the Summary Compensation Table in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard K. Davis	—	—	42,204	—	1,779,776	(2)
Andrew Cecere	—	—	—	—	—
Pamela A. Joseph	—	—	—	—	—
Richard B. Payne, Jr.	—	—	—	—	—
Richard C. Hartnack	—	—	—	—	—

(1)

The amount reported in this column represents the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the executive officer’s deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.

(2)

Of this amount, $776,000 represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years. The remaining balance represents the cumulative earnings on the original deferred amounts.

Potential Payments Upon Termination or Change-in-Control

Payments Made Upon Termination

Except as discussed below under “Potential Payments Upon Change-in-Control” and “Employment Agreement with Pamela A. Joseph,” if the employment of any of Messrs. Davis, Cecere, Payne or Hartnack or Ms. Joseph is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him or her, other than what the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement, including under the heading “Pension Benefits.” Except with respect to Ms. Joseph or in connection with a change-in-control of U.S. Bancorp, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Payments Made Upon Disability

Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Messrs. Davis, Cecere and Hartnack, Ms. Joseph and all of our executive officers with a non-qualified supplemental pension benefit are eligible for a disability benefit that is equal to 60% of their current annual cash compensation. The definition of disability is similar to that used for the disability plan covering all employees. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. Mr. Payne is eligible for a disability benefit under the terms of the U.S. Bank Long-Term Disability Insurance Plan insured by Standard Insurance Company that is equal to 60% of his annual cash compensation up to $400,000. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation, and suffers a loss of at least 20% in predisability earnings. The definition of annual cash compensation is actual cash compensation for a one-year period ending September 30. The disability benefit for any of the officers would be reduced by any benefits payable under the U.S. Bank Pension Plan, Social Security or worker’s compensation and, in the case of Ms. Joseph, by benefits payable under her employment agreement. The payments continue until the participant dies, ceases to have a disability or reaches normal retirement age, or for Mr. Payne, when he reaches age 70.

If the employment of any of our officers who have received equity compensation awards, including Messrs. Davis, Cecere, Payne or Hartnack, is terminated due to disability, the terms of our standard stock option and restricted stock agreements provide that the vesting and other terms of the stock options and restricted stock will continue as if the termination of employment did not occur. No financial information for the event of disability is set forth below in the Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control table for the stock options and restricted stock held by Messrs. Davis, Cecere, Payne or Hartnack, as there is no

U.S. Bancorp 2012 Proxy Statement	45

Executive Compensation

immediate financial impact upon the occurrence of any of these events. The payments to which Ms. Joseph would be entitled if her employment were terminated due to disability are discussed below under “Employment Agreement with Pamela A. Joseph.”

Payments Made Upon Death

In the event of the death of any of Messrs. Davis, Cecere, Payne or Hartnack or Ms. Joseph, the benefits discussed above under the heading “Payments Made Upon Termination” would be payable. Additionally, our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for the acceleration of any unvested stock options, restricted stock units or shares of restricted stock upon the death of the officer. The stock option agreements generally provide that the administrator of the officer’s estate has a three-year period after death during which to exercise the options. Ms. Joseph’s estate is entitled to certain additional payments upon her death as discussed below under “Employment Agreement with Pamela A. Joseph.”

Potential Payments Upon Change-in-Control

We have entered into change-in-control agreements with Messrs. Davis, Cecere, Payne and Hartnack. The change-in-control agreements provide that if within 24 months after a change-in-control of U.S. Bancorp the officer’s employment is terminated either by U.S. Bancorp (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum payment consisting of (a) the officer’s prorated base salary through the date of termination plus the prorated amount of any bonus or incentive for the year in which the termination occurs, based on the target bonus for the officer for that year, and (b) a severance payment equal to three times the sum of the officer’s highest base salary, on an annualized basis, paid by U.S. Bancorp during the prior five years plus the highest bonus earned by the executive with respect to any single year during the prior five years. The terms “cause,” “good reason” and “change-in-control” are defined in the agreements. In the event of a termination following a change-in-control, the officer would also be entitled to the benefits listed above under the heading “Payments Made Upon Termination.” In addition, these officers are entitled to a tax gross up in respect of excise taxes imposed on change-in-control payments or benefits under Section 4999 of the Code.

Our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for acceleration of the vesting of any unvested stock options, restricted stock units or shares of restricted stock if an officer is terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. The accelerated options may be exercised at any time during the 12 months following the officer’s termination.

Employment Agreement with Pamela A. Joseph

In connection with our acquisition of Elavon, Inc. (formerly known as Nova Information Systems, Inc.), we entered into an employment agreement with Ms. Joseph on May 7, 2001. The agreement had a two-year term and automatically renews for successive one-year terms unless either party gives written notice of termination at least 180 days prior to the expiration of the then-current term. The employment agreement provides for base salary and annual bonus compensation opportunities, medical, life and disability insurance for Ms. Joseph and other employee benefits on the same basis afforded to our similarly situated employees. Upon the occurrence of a change-in-control of U.S. Bancorp, all of Ms. Joseph’s unvested non-qualified retirement benefits, supplemental retirement benefits, stock options, restricted stock and similar rights will immediately vest. In addition, Ms. Joseph is entitled to a tax gross up in respect of excise taxes imposed on change-in-control payments or benefits under Section 4999 of the Code.

Upon a termination of Ms. Joseph’s employment at any time for any reason (including death or disability, and other than a termination by us for “cause,” a termination by Ms. Joseph without “good reason,” or a termination due to expiration of the employment term), Ms. Joseph is entitled to:

>	a payment equal to two times her annual base salary (“Base Salary Severance”);

>	a pro-rata portion of her annual bonus in respect of the calendar year in which the termination occurs;

>	accelerated vesting of unvested supplemental retirement benefits, stock options, restricted stock and similar rights; and

>	medical, life and disability insurance coverage for two years (or until such earlier time as Ms. Joseph shall become an employee of another company providing such benefits).

46	U.S. Bancorp 2012 Proxy Statement

Executive Compensation

In addition, Ms. Joseph is entitled to the payments and benefits described in the foregoing bullets, other than the pro-rata bonus (i) following a change-in-control of U.S. Bancorp, (ii) upon a termination of employment by Ms. Joseph without “good reason” or (iii) due to the expiration of the employment term. In the event we become obligated to pay Base Salary Severance, Ms. Joseph will be prohibited from competing with us in specified ways during the two-year period following termination of her employment. In the event that Ms. Joseph experiences a termination of employment that does not give rise to Base Salary Severance, we have the option to pay Ms. Joseph her annual base salary for one year or two years or not at all and to prohibit Ms. Joseph from competing against us in specified ways for a period equal to the period of base salary continuation.

Pension Payments

No information regarding pension amounts payable to Messrs. Davis, Cecere, Payne or Hartnack is shown below in the Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control table. Applicable pension amounts payable to these executive officers are discussed above under the heading “Pension Benefits.” Ms. Joseph would receive acceleration of the vesting of her Supplemental Pension Benefits if her employment is terminated under the circumstances further discussed above under “Employment Agreement with Pamela A. Joseph.” The amounts reflected below are her entire benefits that would be payable if the termination of her employment occurred on December 30, 2011.

The following table shows potential payments to the executive officers named in the Summary Compensation Table upon disability, death, involuntary termination or termination upon a change-in-control of U.S. Bancorp. The amounts shown assume that termination was effective as of December 30, 2011, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2011. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

U.S. Bancorp 2012 Proxy Statement	47

Executive Compensation

Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control

Name	Type of Payment	Annual Disability Payments ($)		Payments Upon Death ($)	Payments Upon Involuntary Termination ($)	Payments Upon Involuntary or Good Reason Termination After a Change- In-Control Occurs ($)
Richard K. Davis
	Base Pay	585,000		—	—	2,925,000
	Bonus	1,920,000		—	—	9,600,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		977,826	—	977,826
	Restricted Stock and Restricted Stock Units(2)	—		15,763,387	—	15,763,387
	Excise Tax Gross Up Payment(3)	—		—	—	8,750,315
	Total	2,505,000		16,741,213	—	38,016,528
Andrew Cecere
	Base Pay	375,000		—	—	1,875,000
	Bonus	816,000		—	—	4,080,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		586,697	—	586,697
	Restricted Stock and Restricted Stock Units(2)	—		9,363,846	—	9,363,846
	Excise Tax Gross Up Payment(3)	—		—	—	5,135,851
	Total	1,191,000		9,950,543	—	21,041,394
Pamela A. Joseph
	Base Pay	—		1,207,500	1,207,500	1,207,500
	Bonus	—		—	—	—
	Total Spread Value of Acceleration:
	Stock Options(1)	—		1,877,403	1,877,403	1,877,403
	Restricted Stock and Restricted Stock Units(2)	—		5,238,476	5,238,476	5,238,476
	Supplemental Retirement Benefits	—		2,373,161	4,798,154	4,798,154
	Health and Welfare Benefits	—		—	21,720	21,720
	Excise Tax Gross Up Payment(3)	—		—	—	2,208,555
	Total	—	(4)	10,696,540	13,143,253	15,351,808	(5)
Richard B. Payne, Jr.
	Base Pay	240,000		—	—	1,500,000
	Bonus	—		—	—	2,812,500
	Total Spread Value of Acceleration:
	Stock Options(1)	—		1,766,971	—	1,766,971
	Restricted Stock and Restricted Stock Units(2)	—		3,919,977	—	3,919,977
	Excise Tax Gross Up Payment(3)	—		—	—	2,601,774
	Total	240,000		5,686,948	—	12,601,222
Richard C. Hartnack
	Base Pay	362,250		—	—	1,811,250
	Bonus	684,600		—	—	3,855,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		1,766,971	—	1,766,971
	Restricted Stock and Restricted Stock Units(2)	—		3,787,460	—	3,787,460
	Excise Tax Gross Up Payment(3)	—		—	—	3,176,765
	Total	1,046,850		5,554,431	—	14,397,446

(1)

Value computed for each stock option grant by multiplying (i) the difference between (a) $27.05, the closing market price of a share of our common stock on December 30, 2011, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant.

(2)	Value determined by multiplying the number of shares or units that vest by $27.05, the closing market price of a share of our common stock on December 30, 2011, the last business day of the year.

(3)

In the case of a change-in-control, the standard calculations as specified in regulations under Section 280(g) of the Code were applied to the various benefits the executive officers would receive in order to determine if any 280(g) excise taxes would be triggered and if so, what amount of 280(g) gross up payments would be required under the terms of the change-in-control agreements.

(4)

As discussed above under “Employment Agreement with Pamela A. Joseph,” a termination of Ms. Joseph due to disability would not entitle her to any annual payments, but she would be entitled to all of the payments described in the Payments Upon Involuntary Termination column of this table.

(5)

As discussed above under “Employment Agreement with Pamela A. Joseph,” Ms. Joseph is also entitled to the payments described in this column (i) following a change-in-control of U.S. Bancorp, (ii) upon a termination of employment by Ms. Joseph without “good reason” or (iii) due to the expiration of the employment term under her employment agreement.

48	U.S. Bancorp 2012 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

Fees for 2011

For 2011 our non-employee directors received the following cash fees:

Annual retainer for service on the Board	$90,000
Additional annual retainer for Lead Director	$25,000
Additional annual retainer for Audit and Risk Management Committee chairs	$25,000
Additional annual retainer for other committee chairs	$15,000
Additional annual retainer for Audit Committee members	$7,500

In addition, for 2011 each non-employee director was granted restricted stock units with a grant date fair market value of approximately $130,000. Based on our closing stock price on January 20, 2011, the date of grant, these directors were granted 4,869 restricted stock units.

The restricted stock units were granted under our 2007 Stock Plan and were fully vested at the time of grant. Each director is entitled to receive additional restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units. The additional restricted stock units are fully vested when granted. The restricted stock units are distributable in an equivalent number of shares of our common stock when the director ceases to serve on the Board, except that all units are forfeited if the director is removed by our shareholders for cause.

In 2011 directors could also choose to convert all or a part of their cash fees into restricted stock units under our 2007 Stock Plan. Directors who chose to convert their cash compensation into restricted stock units received restricted stock units with a grant date value equal to the amount of deferred cash fees based on our closing stock price on the date of grant. These restricted stock units are fully vested when granted. The terms governing distribution of these restricted stock units are the same as those granted to all directors as part of their annual retainer.

The Compensation and Human Resources Committee retained Cook & Co. to provide expertise regarding competitive compensation practices, peer analysis and recommendations to the Compensation and Human Resources Committee for guidance with respect to director compensation in 2011. To determine actual director compensation for 2011, the Compensation and Human Resources Committee reviewed director compensation information for the group of nine diversified financial services and financial holding companies that was our peer group at the time that the 2011 director compensation was being determined. U.S. Bancorp ranked between the median and the 75th percentile of our peer group on revenue, net income, market capitalization and annualized shareholder return. Estimated total average director compensation for 2011 was at approximately the 71st percentile of the peer group.

Director Stock Ownership Guidelines

The Compensation and Human Resources Committee has established stock ownership guidelines for each director of ownership of 10,000 shares of our common stock. New directors must satisfy this guideline within three years after joining the Board. All of the directors have sufficient holdings to meet or exceed the stock ownership requirements, or have not yet served on our Board for three years.

Deferred Compensation Plan Participation

Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the “Director Deferred Compensation Plan”), our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in any of the following investment alternatives selected by the participant:

>	shares of our common stock, based on the fair market value of the common stock on the date of deferral, with dividend equivalents deemed reinvested in additional shares; or

>	one of several investment funds.

U.S. Bancorp 2012 Proxy Statement	49

Director Compensation

These investment alternatives are the same as those available under the Executive Deferred Compensation Plan. See “Executive Compensation — Nonqualified Deferred Compensation” above on page 43 for the rates of return for 2011 for each of these investment options (also known as measurement funds). Effective December 1, 2011, the investment alternatives available under the Director Deferred Compensation Plan were changed to mirror the investment elections available in the U.S. Bank 401(k) Savings Plan, which include various investment funds and a U.S. Bancorp common stock fund.

Amounts deferred under the Director Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the director until his or her termination of service on the Board. At that time, the director will receive, depending upon the investment alternative selected by the director, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment, in shares of our common stock or in up to 20 annual cash installments. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant’s beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the Director Deferred Compensation Plan, our non-employee directors could defer their cash fees into a prior U.S. Bancorp deferred compensation plan. Under our prior plan, a director could defer the profit amount associated with U.S. Bancorp stock options or other equity awards.

Director Compensation Table

The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2011.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Total ($)
Douglas M. Baker, Jr.	97,500		145,704	243,204
Y. Marc Belton	97,500		136,732	234,232
Victoria Buyniski Gluckman	90,000		148,004	238,004
Arthur D. Collins, Jr.	105,000	(3)	146,706	251,706
Joel W. Johnson	97,500	(3)	146,878	244,378
Olivia F. Kirtley	115,000	(4)	148,282	263,282
Jerry W. Levin	105,000		146,706	251,706
David B. O’Maley	90,000		148,105	238,105
O’dell M. Owens	112,500		145,229	257,729
Richard G. Reiten	97,500		145,229	242,729
Craig D. Schnuck	90,000		150,930	240,930
Patrick T. Stokes	140,000	(3)	146,706	286,706

(1)

Richard K. Davis, our Chairman, President and Chief Executive Officer, is not included in this table because he was an employee of U.S. Bancorp during 2011 and therefore received no compensation for his service as director. The compensation he received as an employee of U.S. Bancorp is shown above in the Summary Compensation Table. Roland A. Hernandez and Doreen Woo Ho are also not included in this table because they did not begin serving as members of our Board of Directors until January 2012.

50	U.S. Bancorp 2012 Proxy Statement

Audit Committee Report and Payment of Fees to Auditor

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. In 2011 each director received a restricted stock unit grant of 4,869 units with a full grant value of approximately $130,000. In addition, the directors received units as dividend equivalents with full grant values as follows:

Name	Dividend Equivalents	Full Grant Value	Name	Dividend Equivalents	Full Grant Value
Mr. Baker	629	$15,701	Mr. Levin	669	$16,703
Mr. Belton	270	$6,729	Mr. O’Maley	725	$18,103
Ms. Buyniski Gluckman	721	$18,001	Dr. Owens	610	$15,227
Mr. Collins	669	$16,703	Mr. Reiten	610	$15,227
Mr. Johnson	676	$16,875	Mr. Schnuck	838	$20,928
Ms. Kirtley	733	$18,283	Mr. Stokes	669	$16,703

All of the restricted stock units granted to directors in 2011 were fully vested at the time of grant and are distributable in an equivalent number of shares of our common stock upon the director leaving service on the Board, except that all units are forfeited if the director is removed by our shareholders for cause.

No stock options were granted to any of the directors in 2011. The directors held restricted stock units and options as of December 31, 2011, as follows:

Name	Restricted Stock Units	Vested Options	Name	Restricted Stock Units	Vested Options
Mr. Baker	37,970	—	Mr. Levin	40,328	131,749
Mr. Belton	16,559	—	Mr. O’Maley	43,633	126,310
Ms. Buyniski Gluckman	43,465	39,206	Dr. Owens	36,768	43,772
Mr. Collins	40,328	132,781	Mr. Reiten	36,768	40,324
Mr. Johnson	40,736	125,074	Mr. Schnuck	50,334	136,842
Ms. Kirtley	44,569	37,015	Mr. Stokes	40,328	42,740

(3)	Messrs. Collins, Johnson and Stokes chose to defer their cash fees under the Director Deferred Compensation Plan.

(4)

Ms. Kirtley elected to convert her cash fees into restricted stock units granted under our 2007 Stock Plan. The number of units she received was calculated by dividing her cash fees by the fair market value of a share of our common stock on the date of grant.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of U.S. Bancorp, compliance by U.S. Bancorp with legal and regulatory requirements, and the independence and performance of U.S. Bancorp’s internal and external auditors.

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2011, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed with management the audited financial statements of U.S. Bancorp;

2.	Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, U.S. Public Company Accounting Oversight Board and NYSE rules;

3.	Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and

4.	Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2011, be included in U.S. Bancorp’s Annual Report on Form 10-K filed with the SEC.

U.S. Bancorp 2012 Proxy Statement	51

Audit Committee Report and Payment of Fees to Auditor

Audit Committee of the Board of Directors of U.S. Bancorp

Olivia F. Kirtley, Chair	Joel W. Johnson
Douglas M. Baker, Jr.	O’dell M. Owens, M.D., M.P.H.
Y. Marc Belton	Richard G. Reiten
Roland A. Hernandez

Fees to Independent Auditor

The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2011 and 2010:

	2011	2010
	($ in millions)
Audit Fees	$9.6	$8.1
Audit-Related Fees	2.4	2.7
Tax Fees	5.0	9.7
All Other Fees	0.4	—
Total	$17.4	$20.5

Audit Fees

Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation. Of the above amounts, $2.8 million in 2011 and $1.6 million in 2010 related to procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-Related Fees

Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and SSAE No. 16 internal controls procedures in various lines of business to support their customers’ business requirements.

Tax Fees

Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance, tax planning and other tax services. The aggregate fees billed for tax compliance services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, foreign and other tax compliance, provided to us by Ernst & Young LLP during 2011 and 2010 were $3.8 million and $7.6 million, respectively. In addition to fees being paid for tax compliance services, we paid $1.2 million and $2.1 million for tax planning and other tax services provided to us by Ernst & Young LLP during 2011 and 2010, respectively. Included in tax planning and other tax services was $0.5 million and $1.3 million for services associated with business acquisitions in 2011 and 2010, respectively. During 2011, we transitioned most domestic tax return preparation to our internal tax compliance function from Ernst & Young LLP, resulting in the decrease in fees for tax services paid to Ernst & Young LLP.

All Other Fees

Other fees in 2011 consisted of advisory projects related to the implementation of new reporting requirements issued by banking regulators. Ernst & Young LLP did not provide us any other services during 2010.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review

52	U.S. Bancorp 2012 Proxy Statement

Proposal 1—Election of Directors

and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our controller or chief risk officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2011 and 2010, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently has 15 members, and directors are elected annually to one-year terms. All of our current directors, except for Richard G. Reiten, have been nominated for election by the Board to serve another term or until their successors are elected and qualified. Mr. Reiten, whose term expires at this year’s annual meeting, has reached the Board’s mandatory retirement age and is not seeking re-election. The Board of Directors has determined to decrease the size of the Board to 14 directors upon Mr. Reiten’s retirement from the Board.

The current directors other than Mr. Reiten are the only nominees, and each of them has previously been elected by the shareholders, except for Roland A. Hernandez and Doreen Woo Ho, who were elected to our Board in January 2012. Mr. Hernandez and Ms. Woo Ho were initially identified as possible director candidates by an independent director search consultant engaged by the Governance Committee to assist with the director search process. The Board has determined that, except for Richard K. Davis, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed earlier in this proxy statement under “Corporate Governance — Director Independence.”

Director Selection and Qualifications

Director Nominee Selection Process

The selection process for director candidates includes the following steps:

>	identification of director candidates by the Governance Committee based upon suggestions from current directors and executive officers and recommendations received from shareholders;

>	possible engagement of a director search firm to provide names and biographies of director candidates for the Governance Committee’s consideration;

>	interviews of candidates by the chair of the Governance Committee and two other Governance Committee members;

>	reports to the Board by the Governance Committee on the selection process;

>	recommendations by the Governance Committee; and

>	formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

U.S. Bancorp 2012 Proxy Statement	53

Proposal 1—Election of Directors

Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth below and in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 5 of this proxy statement.

Director Qualification Standards

We will only consider individuals as candidates for director who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will also consider other criteria, including:

>	current or recent experience as a CEO of a public company or as a leader of another major complex organization;

>	business and financial expertise;

>	geography;

>	experience as a director of a public company;

>	gender and ethnic diversity on the Board; and

>	independence.

The Governance Committee also considers general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Our Nominees for Director

Each of our director nominees meets the qualification standards described above and in our Corporate Governance Guidelines. In nominating current and new directors, our Governance Committee considers, among other things:

>

Business Experience. Our Governance Committee considers the balance of business experience represented on the Board. Many of our directors have had experience as a CEO of a large publicly held or private corporation. This background provides experience in general management of large organizations, and oversight of finance, marketing, sales and administrative functions. It also provides experience in risk assessment, corporate governance matters and interaction with boards of directors. Many of our directors have current or recent experience as a director of another large publicly held or private company, which also provides valuable experience in addressing complex governance and business issues relevant to our company.

>

Diversity. Our Governance Committee considers racial, gender and geographical diversity in our director candidates, and discusses these matters in the course of considering the mix of attributes and qualifications of each candidate. As a financial institution with operations in all 50 states, and a retail footprint of 25 states, we believe it is useful to have directors with backgrounds and experience in our significant geographic markets, and we have indicated the primary geographic location of each director in his or her biographical information below.

>

Tenure. Our Governance Committee also finds it important to maintain a balance of tenure on the Board. Long-serving directors bring valuable business and governance experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

54	U.S. Bancorp 2012 Proxy Statement

Proposal 1—Election of Directors

Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than 14 directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors that are nominated for election. In addition, as described above under “Corporate Governance — Majority Vote Standard for Election of Directors,” each of the nominees has tendered his or her resignation as a director in accordance with our corporate governance guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

Included below is certain information that the nominees for election as directors have provided as well as additional information that the Board considered in nominating the individuals for election to the Board. Board service dates listed include service as directors of U.S. Bancorp’s predecessor companies.

Director Nominees

Douglas M. Baker, Jr.

Age: 53

Director since January 2008

Mr. Baker is the Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman of the Board since May 2006 and Chief Executive Officer since July 2004. He served as President of Ecolab from 2002 until 2011. He joined Ecolab in 1989 and held various leadership positions within the company before being named President and Chief Operating Officer in 2002. Mr. Baker provides the valuable perspective gained from leading a company through the current economic and corporate governance environment as the CEO of Ecolab, an S&P 500 industrial company with global operations. (St. Paul, Minnesota)

Y. Marc Belton

Age: 52

Director since March 2009

Mr. Belton is Executive Vice President, Global Strategy, Growth and Marketing Innovation of General Mills, Inc., an S&P 500 manufacturer and marketer of consumer food products. He has held this position since September 2010. Mr. Belton served as Executive Vice President, Worldwide Health, Brand and New Business Development of General Mills from 2005 until September 2010. He joined General Mills in 1983 and held various leadership positions within the company before being named Senior Vice President of Yoplait USA, General Mills Canada Corporation and New Business Development in 2002. As a current executive officer with overall responsibility for the global strategy and marketing functions of General Mills, Mr. Belton brings to our Board of Directors expertise in the retail industry, an important area for a major consumer bank such as U.S. Bank. Mr. Belton is a member of the Executive Leadership Council in Washington D.C., the nation’s premier leadership organization comprised of the most senior African-American corporate executives in Fortune 500 companies, where he participates in current discussions of leadership, management and business issues across many industries. Mr. Belton brings to our Board many years of outstanding work in the field of brand management and business development. Mr. Belton also served as a director of Navistar International Corporation from 1999 to 2009, where he served on its Compensation, Finance and Audit Committees. (Minneapolis, Minnesota)

U.S. Bancorp 2012 Proxy Statement	55

Proposal 1—Election of Directors

Victoria Buyniski Gluckman

Age: 60

Director since 1990

Ms. Buyniski Gluckman is retired Chairman and Chief Executive Officer of United Medical Resources, Inc., a third-party administrator of employer healthcare benefits. She served as Chief Executive Officer since founding United Medical Resources in 1983 until April 2008 and as Chairman from 1983 until the acquisition of United Medical Resources by UnitedHealth Group in December 2005. Commencing with that transaction and until April 2008, Ms. Buyniski Gluckman assumed the additional duties of Chief Executive Officer of Midwest Security Administrators, another third-party administrator of employer healthcare benefits that is also a subsidiary of UnitedHealth Group. Ms. Buyniski Gluckman brings an entrepreneurial perspective to our Board, having founded her own successful company based on a concept she developed while working in the public healthcare field. Her company grew on the basis of excellent customer service, which is also a cornerstone of U.S. Bancorp’s brand and strategy. Ms. Buyniski Gluckman has also served as a director of Ohio National Financial Services, Inc. since 1993, where she has served on its Audit and Investment Committees. Her directorship at Ohio National gives her additional experience in the business and management of a large, complex financial services company. (Cincinnati, Ohio)

Arthur D. Collins, Jr.

Age: 64

Director since 1996

Mr. Collins is retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company, and, like U.S. Bancorp, an S&P 100 company.
Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins also served as Chief Operating Officer of Medtronic from 1994 to 1996 and President and Chief Operating Officer from 1996 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Partners, which manages a private equity portfolio of over $8 billion of private equity capital, and over $20 billion of investment capital. This experience gives him a broad perspective on a variety of business and financial issues that are useful in his service on our Board. Mr. Collins has also served as a director of Cargill, Incorporated since 2000, where he has served as its Human Resources Committee Chair and on its Governance, Audit and Executive Committees; of The Boeing Company, an S&P 100 company, since 2007, where he has served as its Finance Committee Chair and on its Audit Committee; and of Alcoa Inc., an S&P 100 company, since 2010, where he serves on its Audit and Compensation and Benefits Committees. Cargill has a number of significant business segments in the financial services sector, and his experience on that Board provides an opportunity to gain perspective in an industry directly applicable to U.S. Bancorp’s business. (Chicago, Illinois)

56	U.S. Bancorp 2012 Proxy Statement

Proposal 1—Election of Directors

Richard K. Davis

Age: 54

Director since 2006

Mr. Davis is Chairman, President and Chief Executive Officer of U.S. Bancorp. He has served as Chairman since December 2007, as President since October 2004 and as Chief Executive Officer since December 2006. He also served as Chief Operating Officer of U.S. Bancorp from October 2004 until December 2006. Mr. Davis has held management positions with our company since joining Star Banc Corporation, one of our predecessors, in 1993 as Executive Vice President. As Chairman, President and Chief Executive Officer of U.S. Bancorp, Mr. Davis brings to all Board discussions and deliberations deep knowledge of the company and its business and is the voice of management on the Board. Mr. Davis also brings extensive leadership experience and industry knowledge to the Board gained as Chairman of the Financial Services Roundtable, as a director of the Clearing House, and as representative for the Ninth District of the Federal Reserve where he serves on its Financial Advisory Committee. Mr. Davis has also served as a director of Xcel Energy Inc, an S&P 500 company, since 2006, where he has served as its Finance Committee Chair and on its Nuclear, Environmental and Safety Committee. (Minneapolis, Minnesota)

Roland A. Hernandez

Age: 54

Director since 2012

Mr. Hernandez is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000. Mr. Hernandez has also served as a director of MGM Resorts International since 2002, where he serves as its Lead Director and Audit Committee Chair, and on its Corporate and Social Responsibility Committee; as a director of The Ryland Group, Inc. since 2001, where he serves as its Audit Committee Chair and on its Finance Committee; as a director of Sony Corporation since 2008, where he serves on its Nominating Committee; and as a director of Vail Resorts, Inc. since 2002, where he serves as its Lead Director and Nominating and Governance Committee Chair, and on its Executive and Audit Committees. Mr. Hernandez also served as a director of Wal-Mart Stores, Inc. from 1998 to 2008, where he served as Chairman of its Audit Committee, and as a director of Lehman Brothers Holdings, Inc. from 2005 to 2012, where he served on its Finance and Risk Committees. As the former President, Chief Executive Officer and Chairman of a television and entertainment company, and through his experience on the Boards of MGM Resorts, Sony Corporation and Wal-Mart Stores, Mr. Hernandez has gained a broad understanding of the retail consumer particularly relevant to U.S. Bancorp’s businesses. In addition, with his extensive experience on the boards of large public corporations, Mr. Hernandez brings broad corporate governance expertise, along with significant knowledge of board operations, to our Board of Directors. (Pasadena, California)

U.S. Bancorp 2012 Proxy Statement	57

Proposal 1—Election of Directors

Joel W. Johnson

Age: 68

Director since 1999

Mr. Johnson is the retired Chairman and Chief Executive Officer of Hormel Foods Corporation, a meat and food processing company, and serves as a director of the Hormel Foundation. Mr. Johnson served as Chairman of Hormel from 1995 through October 2006 and Chief Executive Officer from 1993 through December 2005. He served as President from 1992 until May 2004. He joined Hormel in 1991 as Executive Vice President, Sales and Marketing. Mr. Johnson provides valuable perspective as the former Chairman and CEO of a multinational S&P 500 consumer products company. Mr. Johnson has also served as a director of two other S&P 500 companies, Ecolab Inc. since 1996, where he has served as its Audit Committee Chair and on its Governance Committee; and Meredith Corporation since 1994, where he has served as its Finance Committee Chair and on its Nominating/Governance Committee. (Scottsdale, Arizona)

Olivia F. Kirtley

Age: 61

Director since 2006

Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during all of the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at Ernst & Whinney (predecessor to Ernst & Young LLP), Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President and Chief Financial Officer at that company. Her excellence in her field has been recognized in her past service as Chair of the American Institute of Certified Public Accountants, Chair of the AICPA Board of Examiners, and as a current U.S. member of the Board of the International Federation of Accountants (IFAC), which establishes international auditing, ethics and education standards for the global accounting profession. In addition, she brings to our Board and Governance Committee a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors’ Institute. Ms. Kirtley is also focused on current governance and business issues as a director of Papa Johns International, Inc. since 2003, where she has served as its Audit Committee Chair and on its Compensation Committee, and ResCare, Inc. since 1998, where she has served as its Audit Committee Chair. Ms. Kirtley also served as a director of Alderwoods Group, Inc. from 2002 until its merger with Service Corporation International in 2006, where she served as its Audit Committee Chair; and as a director of Lancer Corporation from 1999 until it was acquired by Hoshizaki Electric Co., Ltd. in 2006, where she served as its Audit Committee Chair and on its Compensation Committee. (Louisville, Kentucky)

58	U.S. Bancorp 2012 Proxy Statement

Proposal 1—Election of Directors

Jerry W. Levin

Age: 67

Director since 1995

Mr. Levin is Chairman and Chief Executive Officer of Wilton Brands Inc., a creative consumer products company, and has served in that position since October 2009. Mr. Levin has also served as Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm, since founding the firm in February 2005. He served as Vice Chairman of Clinton Group, a private diversified asset management company, from December 2007 until October 2008. Mr. Levin served as Chairman of Sharper Image Corporation, a specialty retailer, from September 2006 until April 2008 and as interim Chief Executive Officer from September 2006 until April 2007. From 1998 until January 2005, Mr. Levin served as the Chairman and Chief Executive Officer of American Household, Inc. (formerly Sunbeam Corporation), a leading consumer products company. Mr. Levin has served as the CEO of six well-known companies, including those above, in the branded consumer products sector, and possesses significant expertise in corporate strategy and governance through his successful career as a turnaround, restructuring, and mergers and acquisitions expert. Retail branding and marketing expertise is important to U.S. Bancorp’s businesses, and it is useful to have an expert in those fields providing insights and oversight as a Board member. Mr. Levin has also served as a director of Ecolab Inc. since 1992, where he currently serves as Lead Director and its Compensation Committee Vice Chair and has served as its Governance Committee Chair; and of Saks Incorporated since 2007, where he has served on its Audit and Finance Committees. Mr. Levin also served as a director of Wendy’s International from 2006 to 2008, where he served on its Compensation and Governance Committees. (New York, New York)

David B. O’Maley

Age: 65

Director since 1995

Mr. O’Maley is Executive Chairman and retired President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O’Maley has served as Executive Chairman of these companies since November 2010. Mr. O’Maley served as Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings and Ohio National Financial Services from 1994 until November 2010 and has been with Ohio National since 1992. As the current Executive Chairman and recently retired President and Chief Executive Officer of a large financial services company, Mr. O’Maley provides significant financial industry expertise to our Board discussions and is familiar with the current regulatory and business environment. Mr. O’Maley has gained additional experience in the financial services arena as a director of The Midland Company, a publicly held casualty insurance company, from 1998 to 2008, where he served as its Compensation Committee Chair and on its Governance Committee. (Cincinnati, Ohio)

U.S. Bancorp 2012 Proxy Statement	59

Proposal 1—Election of Directors

O’dell M. Owens, M.D., M.P.H.

Age: 64

Director since 1991

Dr. Owens is President of Cincinnati State Technical and Community College, an institution of higher education, and has served in that position since September 2010. Dr. Owens has also been providing services as an independent consultant in medicine, business, education and work site employee benefits since 2001 and has served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, since 2001. From 2004 to 2010, Dr. Owens served as Coroner of Hamilton County, Ohio. An internationally known physician and an entrepreneur with accomplished administrative skills in medicine, education and business who has served the public on a variety of community boards, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy. Dr. Owens has served as president and chairman of national non-profit organizations devoted to education and empowerment, and has focused his efforts on founding and supporting a number of community service organizations. Dr. Owens’s experience is especially valuable in his role as chair of our Board’s Community Reinvestment and Public Policy Committee. (Cincinnati, Ohio)

Craig D. Schnuck

Age: 63

Director since 2002

Mr. Schnuck is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He served as Chairman from 1991 until December 2006. Mr. Schnuck is still active in the Schnuck Markets business and serves as Chair of its Executive Committee. As the Chair of the Executive Committee of a large, regional food retailer, Mr. Schnuck continues to be involved in the strategic and business concerns of that company, and brings to our company substantial leadership experience gained as its longtime Chairman and CEO. Mr. Schnuck also served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry’s most fundamental technologies, serving as chairman for two terms, giving him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines. Mr. Schnuck served as a bank director for various of U.S. Bank’s predecessor banks from 1979 to 1991, and of predecessor bank holding companies from 1991 to 2001. Mr. Schnuck’s service from 1990 to 2002 as a director of General American Life Insurance Company, an independent insurance company that became a subsidiary of MetLife, Inc., gave him additional experience in the financial services industry. (St. Louis, Missouri)

60	U.S. Bancorp 2012 Proxy Statement

Proposal 1—Election of Directors

Patrick T. Stokes

Age: 69

Director since 1992

Mr. Stokes is the former Chairman and former Chief Executive Officer of Anheuser-Busch Companies, Inc., a marketer and producer of beer, operator of family entertainment parks and manufacturer of packaging materials which is now a part of Anheuser-Busch In-Bev
N.V./S.A. He served as Chairman of Anheuser-Busch Companies, Inc. from December 2006 to November 2008. He served as President and Chief Executive Officer from 2002 until December 2006 and has been affiliated with Anheuser-Busch since 1969. As the former Chairman and Chief Executive Officer of a large, multinational consumer products company, Mr. Stokes’s experience in the retail industry, along with the customer service and customer experience critical to that company’s theme parks, brings valuable insight to our Board. Mr. Stokes also has valuable management experience in another highly regulated industry through his service as a director of Ameren Corporation, an S&P 500 electric and natural gas utility company, since 2004, where he serves as its Human Resources Committee Chair and on its Finance Committee and has served on its Nominating Committee. (St. Louis, Missouri)

Doreen Woo Ho

Age: 63

Director since 2012

Ms. Woo Ho is President of the San Francisco Port Commission, the governing board responsible for the San Francisco, California, waterfront adjacent to San Francisco Bay. She has served as President since January 2012 and as a Commissioner since May 2011. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California commercial bank, from September 2009 to November 2009. She served as President of Community Banking of United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing at Wells Fargo & Company, a diversified financial services company, in 2008. She served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was also a member of the Wells Fargo Management Committee from 1999 to 2008. Ms. Woo Ho has over 35 years of commercial and consumer banking experience and brings direct industry experience and knowledge to U.S. Bancorp’s Board. (San Francisco, California)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE 14 NOMINATED DIRECTORS.

U.S. Bancorp 2012 Proxy Statement	61

Proposal 2—Ratification of Selection of Independent Auditor

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2012.

While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2012, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITOR OF U.S. BANCORP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT

Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the Summary Compensation Table, as we have described it in the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 17. While this “say-on-pay” vote is advisory (not binding on our company), it will provide information to our Compensation and Human Resources Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation and Human Resources Committee will take into account when considering future compensation arrangements. We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our 2013 annual meeting of shareholders.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

The Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.”

As discussed in the “Compensation Discussion and Analysis” section earlier in this proxy statement, the Compensation and Human Resources Committee of the Board of Directors believes that the compensation for 2011 of our executive officers named in the Summary Compensation Table is reasonable and appropriate, is justified by the performance of the company in a difficult environment, and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation.

In deciding how to vote on this proposal, the Board requests that you consider the following factors, most of which are more fully discussed in the “Compensation Discussion and Analysis” section:

>	Our company was the top performer among its peers by numerous industry measures in 2011 and has been among the top performers for many years.

62	U.S. Bancorp 2012 Proxy Statement

Proposal 3—Advisory Vote to Approve The Compensation of Our Executives Disclosed In This Proxy Statement

>

Our executive compensation programs are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. A large majority of the total compensation of our senior executives is tied to short-term and long-term corporate performance, and therefore the value of that compensation varies widely depending upon the results we provide for our shareholders.

>	Our executive compensation program reflects many best practices that are intended to further align executive compensation with shareholder interests and to mitigate risk, such as:

—	a significant emphasis on long-term equity incentive pay, in order to reinforce a long-term view of performance and enhance the alignment of the executives’ goals with those of our shareholders;

—	half of the value of the long-term incentive award is made in the form of performance-based restricted stock units;

—	a policy addressing “clawbacks” of executive compensation, under which the company may recover payments of incentive compensation attributable to incorrectly reported earnings;

—	the inclusion of provisions in equity agreements that cancel all or a portion of the vesting of equity awards under certain circumstances if it is determined that the executive exhibited an inadequate sensitivity to risk;

—	formal “risk scorecard” analyses for our senior management-level employees, which may serve as a basis for annual incentive compensation adjustments in cases of inadequate risk management;

—	a prohibition on hedging and pledging of U.S. Bancorp stock by its senior executives and directors;

—	a prohibition on repricing of stock options;

—	the use of tally sheets by the Compensation and Human Resources Committee in reviewing the overall compensation of our managing committee members, which includes all of the named executive officers; and

—	stock ownership guidelines for our executive officers and directors.

This vote, which is required pursuant to Section 14A of the Exchange Act, is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values shareholders’ opinions and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

U.S. Bancorp 2012 Proxy Statement	63

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of our common stock were beneficially owned as of February 6, 2012, by:

>	each current director and director nominee;

>	each of the executive officers named in the Summary Compensation Table in this proxy statement;

>	all of our directors and executive officers as a group; and

>	each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers are subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Common Stock Outstanding
Douglas M. Baker, Jr.	43,687		*
Y. Marc Belton	31,583		*
Victoria Buyniski Gluckman	282,760		*
Andrew Cecere	2,400,703	(4)	*
Arthur D. Collins, Jr.	231,620		*
Richard K. Davis	4,801,257	(5)	*
Richard C. Hartnack	1,519,543	(6)	*
Roland A. Hernandez	4,552		*
Joel W. Johnson	239,510		*
Pamela A. Joseph	1,695,617	(7)	*
Olivia F. Kirtley	104,259		*
Jerry W. Levin	176,804		*
David B. O’Maley	446,180	(8)	*
O’dell M. Owens, M.D., M.P.H.	147,389		*
Richard B. Payne, Jr.	1,230,929	(9)	*
Richard G. Reiten	118,459		*
Craig D. Schnuck	200,118	(10)	*
Patrick T. Stokes	144,293	(11)	*
Doreen Woo Ho	4,552		*
All directors and executive officers as a group (27 persons)	19,740,980	(12)(13)	1.0%
BlackRock, Inc.(14)	107,011,394		5.6%
*	Indicates less than 1%.

(1)	Includes the following shares subject to options exercisable within 60 days after February 6, 2012:

Name	Shares	Name	Shares	Name	Shares
Ms. Buyniski Gluckman	39,206	Mr. Johnson	125,074	Dr. Owens	41,583
Mr. Cecere	2,187,708	Ms. Joseph	1,574,519	Mr. Payne	1,159,476
Mr. Collins	131,522	Ms. Kirtley	37,015	Mr. Reiten	40,324
Mr. Davis	4,334,558	Mr. Levin	131,749	Mr. Schnuck	123,200
Mr. Hartnack	1,381,386	Mr. O’Maley	125,278	Mr. Stokes	42,740

(2)

Some of our directors and officers have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director’s or officer’s retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would have been entitled had their employment or service with U.S. Bancorp been terminated as of February 6, 2012, is included in the table, as follows:

Name	Shares	Name	Shares	Name	Shares
Ms. Buyniski Gluckman	6,955	Mr. Johnson	11,433	Dr. Owens	64,326
Mr. Collins	9,753	Ms. Kirtley	7,929	Mr. Reiten	26,727
Mr. Davis	65,577	Mr. O’Maley	10,826	Mr. Stokes	39,376

64	U.S. Bancorp 2012 Proxy Statement

Other Matters

(3)

Our directors and officers have been awarded restricted stock units. Restricted stock units held by our officers are distributable in an equivalent number of shares of our common stock upon vesting. Vested restricted stock units held by our directors are not distributable until the holder ceases to serve on the Board unless the holder is removed by our shareholders for cause. The number of restricted stock units that are currently vested, or that vest within 60 days of February 6, 2012, is included in the table, as follows:

Name	Shares	Name	Shares	Name	Shares
Mr. Baker	42,687	Mr. Hernandez	4,552	Mr. Payne	37,498
Mr. Belton	21,183	Mr. Johnson	45,465	Mr. Reiten	41,480
Ms. Buyniski Gluckman	48,206	Ms. Joseph	39,076	Mr. Schnuck	55,105
Mr. Cecere	56,676	Ms. Kirtley	49,315	Mr. Stokes	45,055
Mr. Collins	45,055	Mr. Levin	45,055	Ms. Woo Ho	4,552
Mr. Davis	92,421	Mr. O’Maley	48,375
Mr. Hartnack	36,273	Dr. Owens	41,480

(4)	Includes 341 shares held by Mr. Cecere’s wife, as to which Mr. Cecere has no voting or investment power; and 9,462 shares held in the U.S. Bank 401(k) Savings Plan.

(5)

Includes 89,785 shares held in a trust of which Mr. Davis’s wife is trustee and as to which Mr. Davis has no voting or investment power; 179,972 shares held in a trust of which Mr. Davis is trustee; and 14,530 shares held in the U.S. Bank 401(k) Savings Plan.

(6)	Includes 2,367 shares held in the U.S. Bank 401(k) Savings Plan.

(7)	Includes 9,221 shares held in the U.S. Bank 401(k) Savings Plan.

(8)	Includes 48,873 shares held in three trusts of which Mr. O’Maley’s wife is trustee.

(9)	Includes 1,864 shares held in the U.S. Bank 401(k) Savings Plan and 2,000 shares held in an IRA account.

(10)	Includes 9,756 shares held in a trust of which Mr. Schnuck is trustee.

(11)	Includes 17,122 shares held in a trust of which Mr. Stokes is trustee.

(12)

Includes 134,376 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers; 58,253 shares of restricted stock subject to future vesting conditions; 939,935 restricted stock units that are distributable in an equivalent number of shares of our common stock; 253,118 shares payable to certain directors and executive officers pursuant to our deferred compensation plans; and 16,693,088 shares subject to options exercisable within 60 days after February 6, 2012.

(13)

Two executive officers in this group, neither of whom are named in the Summary Compensation Table, own, either directly or indirectly, non-voting Depositary Shares, each share representing ownership of 1/1,000th of a share of our Series F Non-Cumulative Perpetual Preferred Stock. The combined ownership of these two executive officers, 3,000 Depositary Shares, is less than 1% of these outstanding Depositary Shares.

(14)

Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2012, by BlackRock, on behalf of itself and its subsidiaries, BlackRock and the following subsidiaries of BlackRock hold shares of our common stock: (i) BlackRock Japan Co. Ltd., (ii) BlackRock Advisors (UK) Limited, (iii) BlackRock Institutional Trust Company, N.A., (iv) BlackRock Fund Advisors, (v) BlackRock Asset Management Canada Limited, (vi) BlackRock Asset Management Australia Limited, (vii) BlackRock Advisors, LLC, (viii) BlackRock Financial Management, Inc., (ix) BlackRock Investment Management, LLC, (x) BlackRock Investment Management (Australia) Limited, (xi) BlackRock (Luxembourg) S.A., (xii) BlackRock (Netherlands) B.V., (xiii) BlackRock Fund Managers Limited, (xiv) BlackRock Asset Management Ireland Limited, (xv) BlackRock International Limited, and (xvi) BlackRock Investment Management (UK) Limited. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

OTHER MATTERS

Annual Report to Shareholders and Form 10-K

Our 2011 Annual Report to Shareholders, including financial statements for the year ended December 31, 2011, accompanies this proxy statement. The 2011 Annual Report to Shareholders is also available on our website at www.usbank.com/proxymaterials. Copies of our 2011 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2011 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2011 were satisfied, except that, due to an administrative error, O’dell M. Owens was late in filing one Form 4 reporting an option exercise and sale.

U.S. Bancorp 2012 Proxy Statement	65

Other Matters

“Householding” of Proxy Materials

The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding.” Although we do not household for our registered shareholders, some brokers, banks, trusts and other nominees household U.S. Bancorp proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust or other nominee that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker, bank, trust or other nominee. We will deliver promptly upon written or oral request a separate copy of our proxy statement and/or our annual report to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call (866) 775-9668.

Deadlines for Submitting Shareholder Proposals for 2013 Annual Meeting

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2013 annual meeting, we must receive the written proposal at our principal executive offices at U.S. Bancorp, BC-MN-H23I, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 9, 2012. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate from the floor a director for election at the annual meeting if proper written notice is received by the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the anniversary of the prior year’s annual meeting. A shareholder may present from the floor a proposal other than a director nomination if proper written notice is received by the Corporate Secretary at least 120 days in advance of the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. For the 2013 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before December 18, 2012, and November 9, 2012, respectively. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on “About U.S. Bank” and then “Corporate Governance” and then “Corporate Documents/Disclosures.”

Shareholder proposals and director nominations for which notice is received by us after November 9, 2012, and December 18, 2012, respectively, may not be presented in any manner at the 2013 annual meeting.

Other Matters

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of U.S. Bancorp.

Lee R. Mitau

Secretary

Dated: March 9, 2012

66	U.S. Bancorp 2012 Proxy Statement

Location of U.S. Bancorp Annual Meeting of Shareholders

Tuesday, April 17, 2012, at 11:00 a.m., Central time

Minneapolis Convention Center

Room 200

1301 Second Avenue South

Minneapolis, Minnesota

Please refer to “What are the rules regarding admission to the annual meeting?” on page 4 of this proxy statement for requirements relating to admission to the meeting.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders to be held on April 17, 2012:

Our Notice and Proxy Statement and 2011 Annual Report are available at www.usbank.com/proxymaterials.

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M40634-P18900

PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS
April 17, 2012

The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Richard K. Davis and Lee R. Mitau, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2012 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director and “FOR” Items 2 and 3, and in the discretion of the named proxies on all other matters.

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

U.S. BANCORP

INVESTOR RELATIONS

800 NICOLLET MALL

BC-MN-H23K

MINNEAPOLIS, MN 55402-4302

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 16, 2012; or April 12, 2012, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by U.S. Bancorp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 16, 2012; or April 12, 2012, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 16, 2012.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M40633-P18900	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

U.S. BANCORP

The Board of Directors recommends a vote “FOR” all the listed nominees and “FOR” Items 2 and 3.
Vote on Directors
Item 1 -	Election of Directors to serve for a one-year term.	For	Against	Abstain

	1a. Douglas M. Baker, Jr.	☐	☐	☐

	1b. Y. Marc Belton	☐	☐	☐				For	Against	Abstain

	1c. Victoria Buyniski Gluckman	☐	☐	☐		1j.	David B. O’Maley	☐	☐	☐

	1d. Arthur D. Collins, Jr.	☐	☐	☐		1k.	O’dell M. Owens, M.D., M.P.H.	☐	☐	☐

	1e. Richard K. Davis	☐	☐	☐		1l.	Craig D. Schnuck	☐	☐	☐

	1f. Roland A. Hernandez	☐	☐	☐		1m.	Patrick T. Stokes	☐	☐	☐

	1g. Joel W. Johnson	☐	☐	☐		1n.	Doreen Woo Ho	☐	☐	☐

	1h. Olivia F. Kirtley	☐	☐	☐	Vote on Proposals

	1i. Jerry W. Levin	☐	☐	☐	Item 2 -	Ratification of selection of Ernst & Young LLP as our independent auditor for the 2012 fiscal year.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Item 3 -	Advisory vote to approve the compensation of our executives disclosed in the proxy statement.		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date